Exhibit 1

Westpac Banking Corporation
Level 18, 275 Kent Street
Sydney, NSW, 2000

ASX RELEASE

3 November 2025

Westpac 2025 Presentation and Investor Discussion Pack

Westpac Banking Corporation ("Westpac") today provides the attached Westpac 2025 Presentation and Investor Discussion Pack.

For further information:

Hayden Cooper
Group Head of Media Relations
0402 393 619

Justin McCarthy
General Manager, Investor Relations
0422 800 321

This document has been authorised for release by Tim Hartin, Company Secretary.

WESTPAC BANKING CORPORATION ABN 33 007 457 141

PRESENTATION ANDINVESTOR DISCUSSIONPACK WESTPAC 2025 FULL YEAR FINANCIAL RESULTS FOR THE 12 MONTHS ENDED 30 SEPTEMBER 2025 1

2 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack WESTPAC 2025 FULL YEAR RESULTS INDEX 2025 Full Year Results Presentation 3 Investor Discussion Pack 36 Earnings drivers 39 UNITE 50 Credit quality and provisions 53 Capital, funding and liquidity 76 Supporting our customers 88 Segment results 99 Sustainability 106 Economics 112 Appendix 118 Contact us 124 Disclaimer 125 Westpac Banking Corporation ABN 33 007 457 141

ANTHONY MILLER Chief Executive Officer

OPERATING MOMENTUM EXECUTION FOCUS FINANCIAL STRENGTH

SUPPORTING COMMUNITIES

$199m
in community investment[1]

>500
charities supported via employee donations

~$350m
cost to support cash services

100
scholarships awarded each year[2]

FINANCIAL LITERACY
programs in Australia, New Zealand and the Pacific

$11m
contributed by the Westpac and Regional Foundations[2]

65,538
hours volunteered by employees

$56.1m
spent with diverse suppliers[3]

$3.5bn
income tax expense and bank levy

1 Figure includes foregone fee revenue and commercial sponsorships. 2 In FY25, Westpac Group provided support to the Westpac Community Trust and the Westpac Buckland Fund (known as the Westpac Foundation), Westpac Scholars Trust and the St George Foundation Trust (known as St George Foundation, BankSA Foundation and the Bank of Melbourne Foundation). While Westpac was involved in establishing these foundations, they are non-profit organisations that are separate to the Westpac Group. The trustee of St George Foundation Trust (St George Foundation Limited) is a related body corporate of Westpac. 3 Refer to the 2025 Sustainability Index and Datasheet for information.

5 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

FY25 FINANCIAL PERFORMANCE 6 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack 1 Refer to page 20 for statutory net profit. Net profit ex Notable Items, ROTE ex Notable Items and cost to income ex Notable Items are used for internal management reporting as they better reflect underlying performance and are not defined by nor audited or reviewed in accordance with Australian Accounting Standards (AAS). These non-AAS measures are identified and described in the ‘Introduction – Non-AAS financial measures’ section in the 2025 Annual Report. $7.0bn Net profit ex Notable Items1 2% to FY24 84.9% Deposit to loan ratio 137bps to FY24 7% Deposit growth to $723bn 153 FY25 ordinary dividends 1% to FY24 11.0% ROTE ex Notable Items1 24bps to FY24 53.0% Cost to income ratio ex Notable Items1 3ppts to FY24 6% Loan growth to $856bn 12.5% CET1 capital ratio 4bps to FY24

MEASURING PROGRESS

	Metric	Sep-25	Sep-29 Target
SERVICE EXCELLENCE	Consumer: NPS[1]	=#2	**#1**
	Business: NPS[1]	#3	**#1**
	Institutional: RSI[2]	=#3	**#1**
ONE BEST WAY	Complete UNITE on time	In progress	**Complete**
	Complete UNITE on budget	$807m[3]	**~40%** of total investment over FY25 to 1H29
	Employee engagement	80 (top quartile)	**Top decile**
PERFORM	Cost to income ratio relative to peers[4]	3.7ppts above[5]	**Less than** peer average
	Return on tangible equity relative to peers[4]	1.5ppts below[5]	**Greater than** peer average

1 For definitions see page 122. 2 *Coalition Greenwich Voice of Client 2025 Australia Large Corporate Relationship Banking Study.* 3 Cumulative spend Oct-23 to Sep-25. 4 Excludes Notable Items. 5 Based on 1H25.
The information on this page contains 'forward-looking statements' and statements of expectation reflecting Westpac's current views on future events. They are subject to change without notice and certain risks, uncertainties and assumptions which are, in many instances, beyond its control. They have been based upon management's expectations and beliefs concerning future developments and their potential effect on Westpac. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied in such statements. Investors should not place undue reliance on forward-looking statements and statements of expectation. Except as required by law, Westpac is not responsible for updating, or obliged to update, any matter arising after the date of this presentation. The information in this page is subject to the information in Westpac's ASX filings, including in its 2025 Annual Report and elsewhere in this presentation.

7 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

STRATEGIC PRIORITIES 8 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack PERFORMANCE Improve ROTE and cost to income relative to peers Improve market position CUSTOMER Whole of bank to customer approach Improve customer experience PEOPLE Attract, retain and invest Externally focused, accountable and empowered TRANSFORMATION UNITE Innovate to improve customer outcomes and efficiency RISK Sustain and strengthen risk culture Managing risk as a differentiator

IMPROVING CUSTOMER SERVICE 9 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack 1 Time to decision. 12 month median (50th percentile) time to unconditional approval. 2 Financial Markets onboarding for Commercial customers. 3 The Forrester Digital Experience Review: Australian Mobile Banking Apps, Q3 2025, Q3 2024 and Q3 2023. <5 DAYS Mortgage TTD1 <5 MINS Business transaction account set up In time to trade2 30% #1 MOBILE APP3 Forrester #1 Banking App in Australia 2023, 2024 and 2025 NEW Regional banking service centres To support female entrepreneurs $1BN $360M In potential customer losses prevented SAFECALL Rolled out to 1m customers Launched SAFEBLOCK

INVESTING IN OUR PEOPLE

ATTRACTING AND RETAINING TALENT

- Refreshed Executive leadership team
- 'Employer of Choice' award for large organisations[1]
- 49% women in leadership[2]
- 92%[3] employee retention

VALUE PROPOSITION

- New leadership program including dedicated female advancement programs
- Business Performance Academy relaunched – 35k hours in professional development completed
- Expanded employee banking, health and leave benefits

Investing in front line bankers

~350	in Business, c.40% onboarded
~80	in WIB, c.60% onboarded
~180	in Consumer, c.40% onboarded

Organisational Health Index



75
80
80
FY23
FY24
FY25

1 Australian HR Awards. 2 Senior Leadership includes Executive Team, General Managers and their direct reports (excluding administrative or support roles). 3 Excludes involuntary.

10 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

STRONG DEPOSIT GROWTH 11 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack 1 Compared to Sep-24. 2 ADI System published by APRA in the Monthly ADI statistics. 3 Business & Wealth segment. 4 For further details see page 122. 8.3 (10.2) (10.9) (0.3) Westpac Peer 1 Peer 2 Peer 3 • Transaction account growth 6%1 • Ability to apply for a transaction account before arriving in Australia • Transaction account growth 13%1 • OnlinePay launched in Apr-25 – 1,000 businesses onboarded • Public sector deposit growth 11%1,2 • Strong growth in corporate deposits 119 -45 18 -171 Westpac Peer 1 Peer 2 Peer 3 30 4 23 23 Westpac Peer 1 Peer 2 Peer 3 $366bn $152bn $131bn CONSUMER DEPOSITS BUSINESS DEPOSITS3 INSTITUTIONAL DEPOSITS up 10%1 up 6%1 up 10%1 Household growth2 ($bn) FY25 change in Business MFI4 (bps) Public sector market share2 (%)

22% 24% 17% BUSINESS & INSTITUTIONAL LENDING MOMENTUM 12 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack 1 Business & Wealth segment. 2 Compared to Sep-24. 3 IJ Global league table database, Australia, 12 months to 30 September 2025. $115bn • 69% of new lending with existing customers • Investing to grow proprietary lending • Stressed exposures to TCE down 43bps to 4.81% $118bn 19% 19% 31% 30% 2% Consumer & Industrials Energy, Infrastructure & Resources Financial Institutions & Government Real Estate & Health • 78% of new lending with existing customers • #1 in renewable energy financing3 • Stressed exposures to TCE down 6bps to 0.70% Agriculture Health Professional services up 15%2 up 17%2 Charts may not add due to rounding BUSINESS LENDING1 INSTITUTIONAL LENDING Growth in target sectors Diversified portfolio

MORTGAGES: BALANCING GROWTH AND RETURN

Targeted growth

- Targeting higher returning segments and channels
  - Investor lending flow up c.4ppts
  - <80% LVR lending flow up c.3ppts
- Continuing to improve service and efficiency
  - Unit costs down
  - RWA optimised

Mortgages[1]



0.9x
1.2x
0.8x
$450bn
$473bn
$497bn
UP 5%
FY23
FY24
FY25
Balance
System multiple[2]

Improved service across all channels

Time to Decision by channel (days)[3]



5.6
9.7
5.2
5.8
4.6
5.0
FY23
FY24
FY25
Proprietary
Third party

IMPROVING PROPRIETARY PERFORMANCE

- Investing in an additional 180 Home Finance Managers
- Reward and recognition revised
- ‘Book a Banker’ launching in early 2026
- Optimising lead quality
- Brand investment driving higher consideration

This page contains ‘forward-looking statements’ and statements of expectation. Please refer to the disclaimer on page 125.
1 Westpac ex. RAMS. 2 Sep-24. 3 12-month median (50th percentile) time to unconditional approval.

13 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

UNITE: ONE BEST WAY

PROGRAM DISCOVERY COMPLETE

- Scope set
- Single deposit ledger decision impacts incorporated
- Downstream impacts and interdependencies scoped
- Plan extends into FY29

INVESTMENT SPEND

- Expect to invest $850 - $950 million in FY26
- c.40% of total investment spend[1] FY27 – FY28
- Lower spend in FY29
- c.75% of spend to be expensed

PROGRAM IN EXECUTION

- Centralised UNITE delivery team c.1,600 people
  - Common skillsets and capability
  - Clearer accountabilities
- Initiatives amalgamated into 10 work packages
- Program structure and delivery approach designed to
  - Manage challenges as they arise
  - Optimise cadence and capacity

GOVERNANCE

BOARD

Active Director engagement through Directors oversight working group and regular Board reporting at every meeting

EXECUTIVE LEADERSHIP

Weekly CEO meeting – risk and performance tracking to committed outcomes

PROGRAM LEADERSHIP

A team of functional experts focused on initiative delivery with external partners providing technical advice to support the program and Board

DELIVERY

Business accountable for outcomes

This page contains 'forward-looking statements' and statements of expectation. Please refer to the disclaimer on page 125.

1 Total investment expected to be c.$2bn p.a.

14 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

UNITE: ONE BEST WAY 15 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack FY25 achievements Program status • $660m invested in FY25, 76% expensed • 8 initiatives complete • 51 initiatives underway, initiative status1: – 13 scope confirmed – 20 Green – 13 Amber – 5 Red Percentage complete by project stage This page contains ‘forward-looking statements’ and statements of expectation. Please refer to the disclaimer on page 125. 1 Status rating changes with the identification and resolution of issues. DISCOVERY SIMPLIFY 17% of initiatives 15% of initiatives IMPLEMENT DECOMMISSION 8% of apps Program scope • One chat platform – Consolidated 2 platforms to 1 • Extended functionality for multiple offset accounts • 6,000 additional bankers migrated onto Digital Banker • Transitioned customers to a single Private Bank • One Trade Finance system for Institutional clients

BIZEDGE: FAST, SIMPLE, DIGITAL LENDING ORIGINATION

Expected outcomes[1]

Reduce banker loan processing time by

~50%

Reduce TTD[2] by

~60%

Decommission Legacy systems and tools

27+

Total Investment FY24 to FY29

c.$300m

Achievements to date

2
releases

>5k
applications

$4.8bn
New lending

>1hr
banker time saved per application

~45%
TTD[2] reduced

5
systems and tools removed

CUSTOMER BENEFITS

- Digital experience
- Reduces customer input by 50%
- Real time application tracking

BANKER BENEFITS

- Guided processes
- Automated searches[3]
- Streamlined document management

1 These expected outcomes contain 'forward-looking statements' and are subject to assumptions, risks and other important information in the Disclaimer on page 125. 2 Time to decision. 3 Company and Personal Property Securities Register (PPSR) searches.

16

Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

WESTPAC ONE - NEXT GENERATION BANKING CAPABILITY

Expected outcomes[1]

- Leading transaction banking capability
- Enhanced digital experience
- Revenue growth
- Operational risk reduced

INVESTMENT COST c.$400m

PROGRESSIVE THREE YEAR ROLLOUT

FY25 achievements

- NEW DIGITAL EXPERIENCE[2]
- REAL-TIME DEPOSIT LEDGER LIVE
- CONNECTED TO THE NPP[3]

PROJECT ON TIME AND ON BUDGET

Westpac One platform launch Dec-25

- Integrated accounts, payments and FX risk management to be rolled out to FX customers
- Real time Treasury management pilot with small number of pilot clients

WESTPAC ONE PLATFORM

Treasury	FX

1 These expected outcomes contain 'forward-looking statements' and are subject to assumptions, risks and other important information in the Disclaimer on page 125. 2 Including Westpac One mobile app, eTokens and eSignatures. 3 Domestic payment scheme.

17 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

18 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack AI is delivering • Leveraging data from 251 systems in one place to deliver smarter decisions • 5x faster to deploy models so we can better anticipate customers’ needs • Conversational intelligence supporting bankers to deliver excellence in customer service Westpac Intelligence Layer AI: ENABLING DEEPER CUSTOMER RELATIONSHIPS JESS AI ASSISTANT Helps spot scams in real time Assisted >20k calls MORTGAGE AI ASSESSOR Faster lending decisions Supporting 700 assessors GEN AI TOOLS Transforming how we work Used by >15,000 employees AI SHARK TANK 1,200 ideas to improve customer experience, productivity & knowledge management DELIVERING A SMARTER, SAFER AND MORE PRODUCTIVE BANK WITH AI

NATHAN GOONAN Chief Financial Officer

FY25 FINANCIAL PERFORMANCE 20 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack FY24 FY25 Change Net profit $6,990m $6,916m (1%) Notable Items ($123m) ($56m) (54%) Excluding Notable Items: Net profit $7,113m $6,972m (2%) Earnings Per Share 204c 204c Flat Revenue $21.8bn $22.5bn 3% Expenses ($10.9bn) ($11.9bn) 9% Expenses excluding restructuring charge ($10.9bn) ($11.6bn) 6% Pre-provision profit $10.8bn $10.5bn (3%) Impairment charges to average loans annualised 7 bps 5 bps (2 bps)

1H25 – 2H25 NET PROFIT EXCLUDING NOTABLE ITEMS ($M) 21 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack 1 Excludes the restructuring charge. 2 Non-controlling interests. 3,607 3,457 335 143 76 3,515 (247) (273) 24 2H24 1H25 Net interest income Non-interest income Expenses Restructuring charge Impairment charges Tax & NCI 2H25 Pre-provision profit 1% lower, 4% higher ex restructuring charge 2% HIGHER, 7% HIGHER EX RESTRUCTURING CHARGE 4% LOWER 2 1

DEPOSIT GROWTH ($BN) 22 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Chart may not add due to rounding. 1 Includes Treasury. 673.6 696.8 15.3 4.0 9.2 723.0 (2.4) Sep-24 Mar-25 Consumer Business & Wealth Institutional New Zealand (in A$) Sep-25 UP 3% UP 4% Up $0.1bn in NZ$ 1

GROSS LOANS ($BN) 23 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Chart may not add due to rounding. 1 Australian, excluding RAMS. 811.3 829.4 12.4 8.5 10.6 856.4 (0.5) (0.3) (4.0) Sep-24 Mar-25 Mortgages Business Institutional New Zealand (in A$) Personal RAMS Sep-25 Up $3.0bn in NZ$ UP 2% UP 3% 1

NET INTEREST MARGIN (%) 24 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack This page contains ‘forward-looking statements’ and statements of expectation. Please refer to the disclaimer on page 125. 1 Excludes benefit from $10bn increase in deposit hedge (+3bps) which is offset by a reduction in non hedged balances (-3bps). Based on market implied 3 and 5 year swap rates trajectory as of 30 September 2025. 2 Based on 30-Sep-25 balances. 3 Based on 30-Sep-25 rates and balances. 1.83 1.80 1.82 0.13 0.12 0.13 1.96 1.92 - - 3bps (1bps) - 1bps 1.95 2H24 1H25 Loans Deposits Liquid assets Capital & Other Wholesale funding Treasury & Markets 2H25 Core NIM up 2bps NZ mortgages 1bp Auto finance (1bp) Mortgages & Business <(1bp) Consumer savings reprice 3bps Replicating portfolio 2bps RBA rate changes (2bps) Spread & mix (3bps) Replicating portfolio 1bp Non hedged capital & other (2bps) • 25bps RBA rate cut on unhedged low rate deposits and capital: ~1bp2 annualised • 5bps move in 3mth Bills/OIS: ~1bp3 annualised Core NIM Treasury & Markets • Hedged deposits up $3bn in Sep-25 and $7bn in Oct-25 • Net replicating portfolio benefit ~1bps1 Key considerations 1H26 Sensitivities

NON-INTEREST INCOME 25 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Non-interest income by type ($m) 830 845 887 223 234 242 329 345 438 1,382 1,424 1,567 2H24 1H25 2H25 Fees Wealth Trading and other UP 3% UP 10%

INVESTMENT SPEND 26 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Investment spend ($m) This page contains ‘forward-looking statements’ and statements of expectation. Please refer to the disclaimer on page 125. Investment spend FY24 FY25 Total expensed 56% 60% Capitalised software balance ($m) 2,675 2,414 Amortisation expense ($m) 889 995 1,059 695 550 563 147 660 1,756 1,918 FY24 FY25 Risk & regulatory Growth & productivity UNITE UNITE, growth & productivity up 75% Risk & reg. down 34% • Investment spend ~$2bn • Increase in UNITE spend to $850m - $950m, ~75% expensed • Expect reductions in both growth & productivity and risk & regulation spend • Increase in amortisation expense to moderate UP 9% Key considerations for FY26

10,944 397 146 199 359 273 11,916 (402) FY24 Staff costs Technology Volume and other Productivity Investments Restructuring charge FY25 FY25 EXPENSES ($M) 27 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack This page contains ‘forward-looking statements’ and statements of expectation. Please refer to the disclaimer on page 125. 9% INCREASE Simpler operating model Reduced property footprint Digitisation UNITE investment $399m Amortisation up $106m Lower investment ex UNITE 6% increase ex restructuring • EBA increase 3% to 4% and investment in bankers • Increase in UNITE spend • Fit for Growth benefits to contribute to targeted productivity of >$500m in FY26 Key considerations for FY26 Salary and EBA increases Superannuation increase Investment in bankers

CREDIT QUALITY 28 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Stressed exposures as a % of TCE 0.16 0.16 0.15 0.47 0.37 0.32 0.23 0.28 0.30 0.59 0.54 0.51 1.45 1.36 1.28 Sep-24 Mar-25 Sep-25 Australian mortgage delinquencies (%) 0.73 1.24 0.00 1.00 2.00 3.00 4.00 Sep-21 Sep-22 Sep-23 Sep-24 Sep-25 90+ day delinquencies 30+ day delinquencies Corporate and business stressed exposures by industry sector (%) Impaired Non-performing, 90+ days Non-performing, <90 days Watchlist & substandard % of non-retail TCE 19% 7% 6% 6% 6% 5% 3% 3% 0.0 2.0 4.0 6.0 Property Wholesale & retail trade Services Agriculture, forestry & fishing Manufacturing Transport & storage Construction Accommodation cafes & restaurants Sep-24 Mar-25 Sep-25

CAP to credit RWA of 1.25%, down 1bps CAP $12m lower, key movements • Commercial property prices & interest rate outlook • Reduction in mortgage delinquencies • Overlays increased $108m • 2.5ppt increase in downside scenario weight IAP decreased $72m due to a single name write-off Impairment charges remain low, 4bps of average loans IMPAIRMENT PROVISIONS $1.9BN ABOVE BASE CASE ($M) 29 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack 1 Forecast date: 18 September 2025. Forecasts for base case ECL1 Base case Downside 2025 2026 Trough / peak GDP growth 1.9% 2.4% (6%) Unemployment 4.4% 4.5% 11% Residential property prices 5.6% 9.0% (27%) Commercial property prices 0.9% 3.8% (32%) 536 611 539 1,223 1,198 1,190 2,390 2,256 2,087 768 877 933 179 130 238 5,096 5,072 4,987 Sep-24 Mar-25 Sep-25 Overlays Stage 1 CAP Stage 2 CAP Stage 3 CAP Stage 3 IAP

FUNDING AND LIQUIDITY 30 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Sources and uses of funds ($bn) LCR deposit mix (%) Deposit to loan ratio (%) 82.9% 83.5% 84.9% Sep-23 Sep-24 Sep-25 LCR and NSFR (%) 137 113 LCR 4Q25 Avg NSFR Sep-25 Regulatory minimum 100% 35 35 14 16 Stable retail and SME deposits Less stable retail and SME deposits Operational deposits Non-operational deposits $555bn 49 28 4 (45) (36) Deposits Lending Long term issuance Short term funding Long term maturities 4 (4)

12.24 80bps 16bps 12.53 (58bps) (7bps) (2bps) Mar-25 Net profit 1H25 dividend RWA Other Capital return Sep-25 STRONG CAPITAL 31 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack CET1 capital ratio % 1 Capital deductions and other items including FX translation impacts. 2 Remaining on market share buyback previously announced in Nov-23, May-24 and Nov-24. Lending (34bps) Data refinement 16bps Credit quality & other 6bps IRRBB 5bps Share buyback: $0.1bn 1 • IRRBB standard changes 39bps • Operational risk overlay removal 17bps Adjustments post 30-Sep-25 • Share buyback2 (23bps) • Standardised floor met Other considerations

32 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack CAPITAL MANAGEMENT 1 Remaining on market share buyback previously announced in Nov-23, May-24 and Nov-24. 2 Annualised, based on final dividend and 30-Sep-25 closing price of $38.97. Ordinary dividends per share (cents) 70 75 76 72 76 77 142 151 153 FY23 FY24 FY25 New target CET1 capital ratio >11.25% FY25 payout ratio of 75% Target payout ratio range 65 -75% Dividend yield 3.94%2 Fully franked 5.63%2 Neutralise DRP Capital above target after 2H25 dividend $3.1bn

ANTHONY MILLER Chief Executive Officer

IMPROVING OPERATING ENVIRONMENT

OPPORTUNITIES

- GDP recovering towards trend growth
- Real household disposable income on the rise
- Demand for credit robust

RISKS

- Ongoing trade and geopolitical tension
- Uneven transition from public to private sector activity
- Productivity growth remains elusive

Australian economics[1]

	2025F	2026F
GDP	2.1%	2.4%
Housing credit	6.6%	6.5%
Business credit	9.0%	7.2%

Westpac insights[1]

Consumer

GROWTH IN TOTAL SAVINGS BALANCES

8.4%

Sep-25, annual change

GROWTH IN CARD SPENDING

6.5%

Quarterly, annual change

Business industry cashflow gauge



Annual % change
Least improved
Most improved
-2.6
-1.5
-0.8
3.7
3.8
4.8
Transport & Storage
Manuf.
Business Services
Agri.
Health
Rec. Services

This page contains 'forward-looking statements' and statements of expectation. Please refer to the disclaimer on page 125.
1 Source: Westpac DataX, Westpac Economics.

34 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

EXECUTION FOCUS – RIGHT PORTFOLIO MIX Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack CONSUMER BUSINESS & WEALTH INSTITUTIONAL NEW ZEALAND .. DELIVER TRANSFORMATION AGENDA, INCLUDING UNITE 35 This page contains ‘forward-looking statements’ and statements of expectation. Please refer to the disclaimer on page 125. 33% Contribution to net profit 31% Contribution to net profit 23% Contribution to net profit 16% Contribution to net profit Personalised, digital-first experiences Deepen customer relationships Grow proprietary lending Continue lending momentum Leverage transaction banking capability Expand banker presence, training and expertise Invest in expert bankers Deepen client relationships Rollout Westpac One Improve position and returns Personalised, digital-first experiences Target growth in business lending 35

INVESTOR DISCUSSION PACK

OVERVIEW

CREATING VALUE FOR OUR SHAREHOLDERS, CUSTOMERS, OUR PEOPLE, COMMUNITY AND THE ENVIRONMENT IN FY25

SHAREHOLDERS	CUSTOMERS	OUR PEOPLE	COMMUNITY	ENVIRONMENT
$6.9bn Net Profit, down 1% on FY24	**13 million** Customers across the Group	**80** Organisational Health Index in global top quartile	**65,538** Hours volunteered by Westpac employees	**89%** Reduction in scope 1 and 2 emissions from our 2021 baseline[5]
$7.0bn Net Profit ex Notable Items, down 2% on FY24	**#1** Mobile Banking App[1]	**49%** Women in senior leadership[2]	**$3.5bn** Income tax expense, including the bank levy	**42%** Reduction in scope 3 upstream emissions since 2021[5]
$5.2bn To be returned to shareholders via dividends	**+$45bn** Loans	**35,236** Employees[3]	**$56m** Spent with diverse suppliers[5]	**37%** Increase in sustainable finance lending[5]
11.0% Return on tangible equity ex Notable Items, down 24 bps	**+$49bn** Customer deposits	**$6.3bn** Paid in salaries[4]	**100** New scholarships awarded in FY25[6]	**40%** Increase in sustainable bond facilitation[5]

1 The Forrester Digital Experience Review: Australian Mobile Banking Apps, Q3 2025. 2 Senior leadership includes executive team, general managers and their direct reports (excluding administrative or support roles). 3 Full time equivalent at 30 Sep-25. 4 Excluding restructuring charge. 5 Refer to the FY25 Sustainability Index and Datasheet for more information on the definitions and additional metrics. 6 Scholarships were awarded by Westpac Scholars Trust. Westpac Group provides support to Westpac Scholars Trust. While Westpac was involved in establishing this trust, it is a non-profit organisation that is separate to the Westpac Group

37 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

OUR PEOPLE – STRENGTHENING INCLUSION, DIVERSITY AND WELLBEING

PEOPLE

GENDER DIVERSITY

Females %	Sep-25	Target	Progress
Westpac Board	36	40:40:20[1]	×
Executive Team	50	40:40:20[1]	✓
General Managers	37	40 +/-2%	×
Senior Leadership[2]	49	50 +/-2%	✓
Westpac workforce	54	50	✓

Median gender pay gap for total reward reduced by 1.2% to 28.1%.

Focus on reducing gender pay gap by improving gender diversity at all levels. Focus on increasing female representation in Technology, Finance, Institutional and Business Bank

Targeted initiatives:

- *Illuminate* program to develop aspiring female leaders. Every General Manager sponsors one participant
- New *StepUP* program launched to support career progression for women in mid-level roles. 220 participated in FY25
- New *Career Sprints* initiative – connecting women to new areas in the bank, commenced with the institutional bank

INDIGENOUS REPRESENTATION

- Our Australian workforce identifying as Aboriginal and/or Torres Strait Islander increased to 1.15% at Sep-25 (Target: 1.5%)
- Our new RAP focuses on stronger leadership, retention, and long-term career growth for Indigenous employees. Our latest RAP is available on our website

ORGANISATIONAL HEALTH

Organisational Health Index (OHI) score[3]


74
75
75
80
80
Sep-21
Sep-22
Sep-23
Sep-24
Jun-25

A new employee engagement survey has replaced OHI. Progress will be reported from FY26.

OTHER INITIATIVES

- Supported 20 culturally diverse women with a dedicated program to advance their leadership
- Launched a new e-learning in NZ to help our people build cultural confidence and better understand Māori and Iwi customers and communities
- Cultural Diversity Shadowing program had 180+ participants in FY25
- Over 20 teams participated in training to improve ability to speak-up against exclusionary behaviours. Our Upstander Initiative
- Increased gender affirmation leave to 6 weeks; introduced family pathways leave; doubled Culture, Lifestyle & Wellbeing leave to 4 days

SUPPORTING MENTAL HEALTH

Chief Mental Health Officer overseeing Group mental health strategy since 2018

Mental Health Workplace Factors Review completed across Australian operations. Ongoing and targeted psychosocial risk assessments incorporated

10 Employee Advocacy Groups supporting inclusion, diversity and wellbeing

1 40% women, 40% men and 20% of any gender. Westpac Board includes CEO. Executive team excludes CEO. 2 Senior leadership includes executive team, general managers and their direct reports (excluding administrative or support roles). 3 Our Voice+ survey includes McKinsey's Organisational Health Index – benchmarking Westpac's organisational health relative to global standards.

38 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

EARNINGS DRIVERS

FY25 NET PROFIT

EARNINGS

Net profit FY24 – FY25 ($m)



AIEA up 3% due to loan growth, Core NIM down 1bp, Treasury & Markets NIM flat
Higher card fees, Institutional lending fees, markets and net wealth income
Higher UNITE costs, salaries and wages and restructuring charge, partly offset by productivity initiatives
7,113
557
144
(972)
113
17
6,972
DOWN 2%
FY24
Net interest income
Non interest income
Expenses
Impairment charges
Tax & NCI 1
FY25

1 Non-controlling interests.

40 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

3,457 335 143 76 24 3,515 (520) 1H25 Net interest income Non interest income Expenses Impairment charges Tax & NCI 2H25 2H25 NET PROFIT 41 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Net profit 1H25 – 2H25 ($m) 1 Non-controlling interests. EARNINGS UP 2% Higher UNITE costs, salaries and wages and restructuring charge, partly offset by productivity initiatives Higher Markets income including rates and foreign exchange, and higher card fees AIEA up 1% due to loan growth, Core NIM up 2bps, Treasury & Markets NIM up 1bp 1

EARNINGS

NET PROFIT EXCLUDING NOTABLE ITEMS AND NET PROFIT RECONCILIATION

Net profit excluding notable items policy

- Net profit excluding Notable Items is a non-AAS financial performance measure used by Westpac for internal management reporting, as it provides a clearer view of the Group's underlying operational performance
- This measure is not defined under Australian Accounting Standards, nor is it audited or reviewed in accordance with Australian Auditing Standards and therefore does not represent a statutory financial metric

Notable Items ($m after tax)	**FY24**	**FY25**	**1H25**	**2H25**
Asset sales and revaluations	-	-	-	-
Provisions for remediation, litigation, fines and penalties	-	-	-	-
Restructuring costs	-	-	-	-
Asset write-downs	-	-	-	-
Hedging items	(123)	(56)	(140)	84
Total Notable Items	**(123)**	**(56)**	**(140)**	**84**

Reported net profit and net profit excluding notable item adjustments ($m)

	FY24	**FY25**	**1H25**	**2H25**
Statutory net profit	6,990	**6,916**	3,317	**3,599**
Hedging items	(123)	**(56)**	(140)	**84**
Net profit excluding Notable Items	7,113	**6,972**	3,457	**3,515**
Earnings per ordinary share – ex Notables	204.4	**203.6**	100.8	**102.8**
Earnings per ordinary share – statutory	200.9	**201.9**	96.7	**105.2**

42 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

674 697 14 7 5 3 723 (2) Sep-24 Mar-25 Term deposits Savings Tran-saction Mortgage offset Non-interest bearing Sep-25 17 856 811 829 12 0 0 2 (4) Sep-24 Mar-25 Housing Personal Business and WIB NZ (in A$) Other overseas (in A$) RAMS Sep-25 23 59 18 Households Businesses Institutional GROUP LOANS AND DEPOSITS 43 Composition of gross loans (% of total) Composition of customer deposits (% of total) Movement in gross loans ($bn) Movement in customer deposits ($bn) 1 Only includes Australian lending. 2 Increase in local currency was NZ$3.0bn. EARNINGS $723bn UP 6% UP 3% 61 13 13 1 7 4 1 Australian mortgages Australian business Institutional Australian personal New Zealand mortgages New Zealand business/other Other overseas $856bn 1 2 UP 7% UP 4% Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

577 584 12 0 0 (4) 592 Sep-24 Mar-25 Australian mortgages NZ mortgages (in A$) Personal RAMS Sep-25 265 0 11 234 245 9 Sep-24 Mar-25 Australian business NZ business (in A$) Institutional Sep-25 GROWTH IN LENDING 44 Mortgages and personal lending ($bn) Business and institutional lending ($bn) Australian mortgages ($bn) 503 510 38 3 519 (20) (9) (4) Sep-24 Mar-25 New loans ex refinance Net refinance Property sales and others Paydowns RAMS Sep-25 Australian housing credit growth (%) 1 Increase in local currency was NZ$1.8 billion. 2 Increase in local currency was NZ$1.2 billion. REVENUE UP 13% UP 8% 2 UP 3% UP 2% UP 2% UP 1% 1 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% Sep-23 Mar-24 Sep-24 Mar-25 Sep-25 Westpac (ex. RAMS) ADI system Charts may not add due to rounding Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

50% 50% 51% 21% 21% 21% 18% 18% 18% 11% 11% 10% Sep-24 Mar-25 Sep-25 Consumer Business & Wealth Institutional & Treasury New Zealand 29% 29% 27% 32% 33% 34% 18% 18% 18% 9% 10% 10% 11% 11% 11% Sep-24 Mar-25 Sep-25 Term deposits Savings Transaction Mortgage offset NIB deposits GROWTH IN DEPOSITS 45 Customer deposits by type (%) Customer deposits by segment (%) Australian household deposit growth (%) Australian household savings deposit mix (%)2 1 Non-interest bearing. 2 Mix of Consumer savings accounts. Behavioural savings largely reflects Westpac Life and St.George Incentive Saver, other savings largely reflects Westpac E-saver and St.George Maxi. REVENUE 1 674 697 723 723 674 697 -1.0% 0.0% 1.0% 2.0% 3.0% Sep-23 Mar-24 Sep-24 Mar-25 Sep-25 Westpac ADI System 80% 85% 88% 20% 15% 12% 139 159 180 Sep-23 Sep-24 Sep-25 Behavioural savings Other savings 84% of behavioural saving balances achieve the bonus rate Charts may not add due to rounding Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

1.83 1.80 1.82 0.13 0.12 0.13 1.96 1.92 - - 3bps (1bp) - 1bp 1.95 2H24 1H25 Loans Deposits Liquid assets Capital & Other Wholesale funding Treasury & Markets 2H25 Core NIM Treasury & Markets NET INTEREST MARGIN 46 Net interest margin (%) Replicating portfolio (RP) and equity hedge (%) Australian deposit balances2 by interest rate bands ($bn) 1 Balance on equity and non-rate sensitive deposits at EOM Sep 25 to be earnt at the end of October 2025. The moving average hedge rate on equity and non-rate sensitive deposits. Spot rate represents the average rate for September 2025. 2 A$ balances and excludes mortgage offset balances. REVENUE Composition of NIM (%) FY24 FY25 1H25 2H25 Core NIM 1.82 1.81 1.80 1.82 Treasury & Markets 0.13 0.13 0.12 0.13 NIM 1.95 1.94 1.92 1.95 ≤25bps 26≤200bps 201≤400bps 401bps+ Sep 25 balance FY25 avg rate1 Spot rate1 Investment term Equity hedge $56bn 3.65% 3.77% 3 years Domestic deposit hedge $77bn 3.51% 3.65% 5 years 73 77 49 331 75 78 73 319 101 57 158 252 Sep-24 Mar-25 Sep-25 0.0 2.0 4.0 6.0 Sep-21 Sep-22 Sep-23 Sep-24 Sep-25 RBA Official Cash Rate 3M BBSW Equity hedge rate RP hedge rate 1 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

NON-INTEREST AND MARKETS INCOME 47 Non-interest income by type ($m) Net fee income by segment ($m) Non-interest income by segment ($m) Total Markets income ($m)1 1 Includes Markets net interest income. 273 389 599 148 (14) 265 381 654 133 3 296 383 741 137 22 Consumer Business & Wealth Institutional NZ (NZ$) Other 2H24 1H25 2H25 30 7 38 439 450 15 540 2H24 1H25 Fixed income FX, Commodities and Carbon DVA Other 2H25 830 223 329 845 234 345 887 242 438 Fees Wealth management Trading and other income 2H24 1H25 2H25 830 845 19 17 10 (2) 887 (2) 2H24 1H25 Consumer Business & Wealth Institutional New Zealand Other 2H25 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

5,549 5,698 143 67 78 208 273 6,218 (249) 2H24 1H25 Staff costs Technology Volume & other Productivity Investments Restructuring charge 2H25 2H25 EXPENSES ($M) 48 3% INCREASE 9% INCREASE 4% increase ex restructuring Simpler operating model Reduced property footprint Digitisation UNITE investment $111m Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

IMPAIRMENT CHARGES COMPOSITION 49 Impairment charges ($m) 210 251 157 (163) (204) (238) 275 279 282 (147) (76) (27) 175 250 174 2H24 1H25 2H25 2H24 1H25 2H25 2H24 1H25 2H25 2H24 1H25 2H25 2H24 1H25 2H25 Impairment charges and stressed exposures (bps) 5 128 -50 50 150 250 350 -20 0 20 40 60 80 100 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Impairment charge to average loans annualised (lhs) Stressed exposures to TCE (rhs) IMPAIRMENT CHARGES New IAPs Write-backs & recoveries Write-offs direct Other movements in CAP Individually assessed Collectively assessed Total Higher Cards & Personal Loans recoveries Improvement in economics, partly offset by overlays Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

UNITE

UNITE

UNITE: FY25 COMPLETED INITIATIVES

ONE CHAT PLATFORM

- Consolidated 2 chat platforms to 1
- Customers enjoy secure conversations with their banker via the Westpac Live app
- Customers can resume chats for up to 30 days and receive push notifications when a response is available
- Conversations are encrypted through Westpac's secure messaging network

$7m	~$4m	~8m
Initiative cost	In annual cost savings	Customers migrated

ONE PRIVATE BANK

- Enhanced digital customer experience and service offering
- Streamlined processes and systems to reduce duplication
- Facilitates above market growth of balance sheet and investment funds under administration (FUA)
- Customer transitions completed

$5m	~$5m	~50%
Initiative cost	In annual cost savings	Reduction in related processes and systems

This page contains 'forward looking statements'. Please refer to the disclaimer on page 125.

51 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

UNITE

UNITE: CURRENT FOCUS AREAS

	EXPECTED OUTCOMES	FY25 ACHIEVEMENTS	PLAN CHANGES	COST[3] (NOV-25)	BENEFITS[4] (NOV-25)
MORTGAGE SIMPLIFICATION[1]	Establish products, fees and features on the target state mortgage ledger Implement a single consumer mortgage collateral register	Multi-offset capability enabled for all mortgage customers	Initiative scope and benefits refined: • RAMS mortgages descoped • Activities transferred to new initiatives to improve efficiency	c.$265m (May-25: $450m)	~$70m (May-25: $120m)
DIGITAL BANKER[2]	Decommission CRM platform and extend capability to all bankers	Migrated 6,000 bankers onto Digital Banker	Initiative scope refined: • Activities transferred to new initiatives to improve efficiency	c.$150m (May-25: $175m)	↑ BANKER PRODUCTIVITY
ONE COLLECTIONS PLATFORM - ASSISTNOW	Migrate Consumer Finance products onto the AssistNow Platform and decommission legacy collections platform	Moved Westpac Credit Cards, Flexiloans and RAMs mortgages	Expected initiative benefits increased: • Reflects additional benefits from reduced complexity	c.$130m	~$40m (May-25: $25m)
ONE WEALTH PLATFORM	Accounts on the Asgard platform migrated to Panorama Expect migration will complete in 1H26	Platform change readiness completed to commenced migration	No changes	c.$70m	~$40m
DEBIT CARD SIMPLIFICATION	Reduce the product set for debit cards from 34 to 2	Commenced our migration of HandyCard product to Debit Mastercard	No changes	c.$35m	~$15m

This page contains 'forward looking statements'. Please refer to the disclaimer on page 125.
1 This includes 3 initiatives. One initiative was descoped in 2H25. 2 This includes 2 initiatives. 3 Estimated total initiative cost. 4 Expected full year benefit expected after the initiative is complete.

52 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

CREDIT QUALITY AND PROVISIONS

4,987 3,040 7,152 Reported probability-weighted ECL 100% base case ECL 100% downside ECL 351 536 611 539 1,061 1,223 1,198 1,190 2,405 2,390 2,256 2,087 692 768 877 933 432 179 130 238 4,941 5,096 5,072 4,987 Sep-23 Sep-24 Mar-25 Sep-25 Overlay Stage 1 CAP Stage 2 CAP Stage 3 CAP Stage 3 IAP PROVISIONS FOR EXPECTED CREDIT LOSS 54 Total provisions for expected credit losses1 ($m) Expected credit loss (ECL) ($m) 1 Includes provisions for debt securities. 2 Forecast date is 18 September 2025. 3 These key economic indicators represent trough or peak values that characterise the scenarios considered in setting downside severity. Residential and commercial forecasts represent cumulative reduction over a two-year period. CREDIT QUALITY Decrease due to single name write-off in trade sector Increase due to growth in business lending $1.9bn in provisions above the base case ECL Decrease due to improvements in economic forecasts Forecasts for base case ECL2 Base case Downside 2025 2026 Trough / peak3 GDP growth 1.9% 2.4% (6%) Unemployment 4.4% 4.5% 11% Residential property prices 5.6% 9.0% (27%) Commercial property prices 0.9% 3.8% (32%) Increase due to growth in business lending Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

PROVISION COVER 55 Exposures as a % of TCE Key ratios Provisioning to TCE (%) CREDIT QUALITY Stage 3 – Lower 90+ day mortgage delinquencies Stage 2 – Decrease due to the run-off of RAMS and upgrades to economic forecasts Stage 1 – Lending growth, mostly in business portfolios Sep-24 Mar-25 Sep-25 Stage 1 0.07 0.08 0.08 Stage 2 Non-stressed 1.10 1.13 1.21 Stressed 7.94 8.32 9.24 Stage 3 (non-performing) Not impaired 10.48 10.99 11.22 Impaired 41.28 40.88 39.53 Total 0.41 0.39 0.38 Sep-24 Mar-25 Sep-25 Provisions to gross loans (bps) 63 61 58 Impaired asset provisions to impaired assets (%) 41 41 40 Collectively assessed provisions to credit RWA (bps) 130 126 125 0.86 0.81 0.78 15.26 13.10 11.43 83.88 86.09 87.79 Sep-24 Mar-25 Sep-25 Stage 3 Stage 2 Stage 1 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

0 600 1,200 1,800 2,400 3,000 A-BBB+ A AA-A BBB+ A-A-BBB+ AA-PORTFOLIO COMPOSITION 56 Total committed exposure (TCE) by risk grade at 30 September 2025 ($m) Top 10 institutional exposures to corporations and NBFIs3 (% of TCE) Top 10 exposures to corporations & NBFIs at 30 September 2025 ($m)4 1 Risk grade equivalent. 2 Region is based on booking office. 3 NBFI is non-bank financial institutions. 4 Institutional counterparties; S&P rating or equivalent. CREDIT QUALITY Clearing house membership Standard and Poor’s risk grade1 Australia NZ / Pacific Other overseas Group % of total AAA to AA- 205,433 22,624 19,301 247,358 19% A+ to A- 44,358 6,045 15,397 65,800 5% BBB+ to BBB- 94,651 12,580 12,349 119,580 9% BB+ to BB 108,814 15,226 1,708 125,748 10% BB- to B+ 42,680 6,369 186 49,235 4% <B+ 14,253 2,254 - 16,507 1% Mortgages 579,979 73,997 - 653,976 50% Other consumer products 24,015 3,445 - 27,460 2% TCE 1,114,183 142,540 48,941 1,305,664 TCE at 30 September 2024 1,075,520 143,546 33,275 1,252,341 Exposure by region2 (%) 85% 11% 4% 100% 1.1 1.1 1.2 1.3 Sep-22 Sep-23 Sep-24 Sep-25 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

0.13 0.11 0.16 0.15 0.32 0.39 0.47 0.32 0.19 0.22 0.23 0.30 0.43 0.54 0.59 0.51 1.07 1.26 1.45 1.28 Sep-22 Sep-23 Sep-24 Sep-25 Total Watchlist & substandard Non-performing, <90 days Non-performing, 90+ days CREDIT QUALITY METRICS 57 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Stressed exposures as a % of TCE Movement in stress by segment (bps) New and increased gross impaired assets ($m)1 897 222 222 174 284 418 864 614 208 193 417 413 FY20 FY21 FY22 FY23 FY24 FY25 1H 2H 1 Includes exposures that are managed on a facility by facility basis. CREDIT QUALITY Decrease from lower mortgage 90+ day delinquencies Reduction mostly within the trade, mining and agriculture sectors Increase from mortgages categorised as non-performing after exiting 90+ days past due Increase driven by a single name in the trade sector 145 128 (10) (4) (0) (3) Sep-24 Consumer Business & Wealth Institutional New Zealand Sep-25

0.0 1.0 2.0 3.0 4.0 5.0 6.0 Property Wholesale & retail trade Utilities Services Agriculture, forestry & fishing Property & business services Manufacturing Transport & storage Construction Accommodation cafes & restaurants Mining Sep-24 Mar-25 Sep-25 CREDIT QUALITY ACROSS SECTORS 58 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Corporate and business stressed exposures by industry sector (%) 1 Finance and insurance includes banks, non-banks, insurance companies and other firms providing services to the finance and insurance sectors. Includes assets held for liquidity portfolio. 2 Property includes both residential and non-residential property investors and developers and excludes real estate agents. 3 Services includes education, health & community services, cultural & recreational and personal & other services. 4 Construction includes building and non-building construction, and industries serving the construction sector. 5 Includes impaired exposures. 6 Percentage of portfolio TCE. Exposure and credit quality by sector Sector Finance & insurance1 Property2 Wholesale & retail trade Utilities Services3 Agriculture, forestry & fishing Property & business services Manufacturing Transport & storage Construction4 Accomm, cafes & restaurants Mining TCE ($bn) Sep-25 154.4 93.6 36.0 29.0 28.5 28.3 27.5 26.7 23.3 14.8 13.7 8.6 Mar-25 161.0 88.6 33.6 29.1 26.2 26.9 26.8 25.8 21.4 14.0 12.6 8.5 Stressed (%)5,6 Sep-25 0.1 2.4 4.4 0.1 3.3 3.7 3.0 4.3 2.5 5.5 3.7 1.4 Mar-25 0.1 2.7 5.4 0.1 3.6 4.4 2.9 4.2 2.6 4.8 4.2 1.3 Impaired (%)6 Sep-25 0.0 0.1 0.6 0.0 0.8 0.2 0.5 0.7 0.4 0.6 0.2 0.2 Mar-25 0.0 0.1 0.7 0.0 0.9 0.4 0.4 0.8 0.4 0.6 0.2 0.2 CREDIT QUALITY Small number of customers upgraded Reduced exposure/ write-off Small number of customers downgraded

CREDIT QUALITY

SECTORS IN FOCUS: COMMERCIAL PROPERTY

- Single credit policy, supported by industry sector concentration limits
- Maintained credit standards, with close oversight of portfolio
- Managed by specialist relationship teams, dedicated credit officers and subject matter experts
- Limited risk appetite for lower grade office buildings
- Weighted average LVR for the Australian secured portfolio <50%
- Credit policy maximum LVR at origination 65%[1]
- 84% fully secured[2]

	Sep-24	Mar-25	Sep-25
TCE ($bn)	85.5	88.6	**93.6**
% of Group TCE	6.83	6.88	**7.17**
Lending ($bn)	68.8	71.5	**75.1**
Median risk grade (S&P equivalent)	BB	BB	**BB**
% of portfolio graded as stressed[3,4]	2.66	2.67	**2.41**
% of portfolio impaired[4]	0.09	0.11	**0.07**

Commercial property exposures (% of TCE)


6.4
6.6
6.8
6.9
7.2
Sep-22
Sep-23
Sep-24
Mar-25
Sep-25

Commercial property portfolio composition (TCE) (%)

Sub-sector


19
25
18
18
15
5
Office
Retail
Residential
Industrial
Corporate
Other

Commercial property portfolio composition (TCE) (%)

Borrower type


27
9
52
12
Investors & developers <$10m
Developers >$10m
Investors >$10m
Diversified property groups and property trusts

Region[5]


18
12
7
7
3
9
44
NSW & ACT
VIC
QLD
SA, NT & TAS
WA
NZ & Pacific
Institutional

1 Policy exception can be made under limited circumstances. 2 Fully secured is where the exposure is less than 100% of the bank extended value of the security, which is a discount of the market value of the security. 3 Includes impaired exposures. 4 Percentage of commercial property portfolio TCE. 5 Region is based on booking office.

59 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

SECTORS IN FOCUS: COMMERCIAL PROPERTY – OFFICE 60 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack CREDIT QUALITY Commercial property – office • Office exposure has reduced to 1.4% of Group TCE in Sep-25 from 2.1% in Sep-20 • Concentration to the Office Sector has declined marginally to 19.1% (Aug-25) • Weighted towards premium, A & B grade office assets in major CBD locations • Specialist property relationship teams manage all office exposures >$10m TCE S&P equivalent risk grade Geographic concentration (TCE) (%) 1 Includes impaired exposures. 2 Percentage of portfolio TCE. Sep-24 Mar-25 Sep-25 TCE ($bn) 17.2 17.1 17.7 % of Group TCE 1.38 1.33 1.36 Lending ($bn) 15.0 15.2 15.3 Median risk grade (S&P equivalent) BB- BB- BB- % of portfolio graded as stressed1,2 3.89 3.47 3.05 % of portfolio impaired2 0.28 0.30 0.10 2 31 49 15 3 A+ to A- BBB+ to BBB-BB+ to BB BB- to B+ <B+ 16 11 6 7 3 11 46 NSW VIC QLD SA, NT, TAS WA NZ, Pacific Institutional

SECTORS IN FOCUS: CONSTRUCTION 61 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack CREDIT QUALITY Construction Portfolio security composition (TCE) (%) S&P equivalent risk grade Geographic concentration (TCE) (%) 1 Includes impaired exposures. 2 Percentage of portfolio TCE. Sep-24 Mar-25 Sep-25 TCE ($bn) 13.7 14.0 14.8 % of Group TCE 1.10 1.09 1.13 Lending ($bn) 8.3 8.6 9.2 % of portfolio graded as stressed1,2 4.93 4.79 5.49 % of portfolio impaired2 0.72 0.59 0.60 59 20 21 Fully secured Partially secured Unsecured 22 16 9 6 4 29 14 Building construction Installation services Site prep services Structure services Completion services Other services Non-building construction 45 16 14 8 7 3 7 NSW VIC QLD SA WA ACT,NT,TAS NZ, Pacific

SECTORS IN FOCUS: ACCOMMODATION, CAFES AND RESTAURANTS 62 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Accommodation, cafes and restaurants Sep-24 Mar-25 Sep-25 TCE ($bn) 11.7 12.6 13.7 % of Group TCE 0.94 0.98 1.05 Lending ($bn) 10.2 10.7 11.9 % of portfolio graded as stressed1,2 4.08 4.22 3.70 % of portfolio impaired2 0.23 0.19 0.18 Portfolio security composition (TCE) (%) 86 11 3 Fully secured Partially secured Unsecured Portfolio by sub-sector (TCE) (%) 36 41 18 5 Accommodation Pubs, taverns and bars Cafes and restaurants Clubs (hospitality) Geographic concentration (TCE) (%) 58 12 16 6 2 2 3 NSW VIC QLD SA WA ACT, NT, TAS NZ, Pacific 1 Includes impaired exposures. 2 Percentage of portfolio TCE. CREDIT QUALITY

Sep-24 Mar-25 Sep-25 TCE ($bn) 12.4 13.6 14.4 % of Group TCE 0.99 1.06 1.10 Lending ($bn) 8.5 8.8 9.3 % of portfolio graded as stressed1,2 6.05 5.78 5.65 % of portfolio impaired2 1.21 1.00 1.02 SECTORS IN FOCUS: RETAIL TRADE 63 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Retail trade Portfolio security composition (TCE) (%) 45 23 32 Fully secured Partially secured Unsecured Portfolio by sub-sector (TCE) (%) 48 28 24 Personal and household goods retailing Motor vehicle retailing and services Food retailing Geographic concentration (TCE) (%) 53 12 11 6 5 3 11 NSW VIC QLD SA WA ACT, NT, TAS NZ, Pacific 1 Includes impaired exposures. 2 Percentage of portfolio TCE. CREDIT QUALITY

Sep-24 Mar-25 Sep-25 TCE ($bn) 25.4 26.9 28.3 % of Group TCE 2.03 2.09 2.17 Lending ($bn) 22.1 23.0 24.5 % of portfolio graded as stressed1,2 5.03 4.42 3.68 % of portfolio impaired2 0.48 0.38 0.18 SECTORS IN FOCUS: AGRICULTURE 64 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Agriculture Portfolio security composition (TCE) (%) 90 7 3 Fully secured Partially secured Unsecured Portfolio by sub-sector (TCE) (%) Geographic concentration (TCE) (%) 1 Includes impaired exposures. 2 Percentage of portfolio TCE. CREDIT QUALITY 25 23 26 10 3 4 3 2 211 Dairy Beef & sheep Grain Horticulture Services to agriculture Cotton Viticulture Forestry & logging Fishing & aquaculture Poultry Other 20 19 15 11 5 30 NSW/ACT VIC/TAS SA/NT QLD WA NZ

Sep-24 Mar-25 Sep-25 TCE ($bn) 25.4 25.8 26.7 % of Group TCE 2.03 2.00 2.04 Lending ($bn) 12.7 12.7 13.8 % of portfolio graded as stressed1,2 4.11 4.21 4.33 % of portfolio in impaired2 0.90 0.81 0.74 SECTORS IN FOCUS: MANUFACTURING 65 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Manufacturing Portfolio security composition (TCE) (%) Portfolio by sub-sector (TCE) (%) Geographic concentration (TCE) (%) 1 Includes impaired exposures. 2 Percentage of portfolio TCE. CREDIT QUALITY 28 22 14 15 6 15 Food and beverage Machinery and equipment Petroleum, coal, chemical and associated product Metal product Non-metallic mineral product Other 34 17 49 Fully secured Partially secured Unsecured 51 8 4 5 3 14 16 NSW/ACT VIC/TAS SA/NT QLD WA NZ/Pacific Other

1 9 22 2 66 1 10 21 2 66 1 10 22 2 66 0 15 24 4 58 LOC IPL-I/O IPL-P&I OO-I/O OO-P&I Sep-24 (Portfolio) Mar-25 (Portfolio) Sept-25 (Portfolio) 2H25 Flows Australian mortgage portfolio Sep-24 balance Mar-25 balance Sep-25 balance 2H24 flow1 1H25 flow1 2H25 flow1 Total portfolio ($bn) 503.3 510.2 518.7 55.2 54.8 61.0 Owner occupied (OO) (%) 67.9 68.1 67.8 64.0 63.6 60.9 Investment property loans (IPL) (%) 31.1 31.0 31.4 36.0 36.4 39.1 Variable rate / Fixed rate (%) 91/9 95/5 97/3 99/1 99/1 99/1 Interest only (I/O) (%) 11.8 11.8 12.0 17.9 19.1 19.8 Proprietary channel (%) 48.2 46.6 45.1 36.4 32.5 32.7 First home buyer (%) 11.8 12.2 12.5 13.3 10.8 10.0 Mortgage insured (%) 11.7 10.1 8.8 4.5 3.0 2.5 Sep-24 Mar-25 Sep-25 2H24 flow1 1H25 flow1 2H25 flow1 Average loan size2 ($’000) 319 330 343 521 550 563 Customers ahead on repayments including offset account balances (%) By accounts 83 84 85 By balances 80 82 84 AUSTRALIAN MORTGAGE PORTFOLIO COMPOSITION 66 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack By product and repayment type (%) By year of origination (% of total book) 1 2H24 flow is new mortgages settled in the 6 months ended 30 September 2024. 1H25 flow is new mortgages settled in the 6 months ended 31 March 2025. 2H25 flow is new mortgages settled in the 6 months ended 30 September 2025. 2 Includes amortisation. Calculated at account level, where split loans represent more than one account. MORTGAGE CREDIT QUALITY Calendar year Charts may not add to 100 due to rounding. 11 3 3 3 3 4 9 11 15 20 18 Pre-2016 2017 2019 2021 2023 2025

Australian mortgage portfolio Sep-24 Mar-25 Sep-25 90+ day delinquencies (bps): Total portfolio1 inc. impaired mortgages 112 86 73 Owner occupied loans 115 84 68 Investment property loans 99 85 79 Principal & interest loans 115 88 71 Interest only loans 69 54 64 First home buyers 120 89 72 30+ day delinquencies total portfolio (bps) 182 150 124 Sep-24 Mar-25 Sep-25 Customers in hardship2 inc. 6 months serviceability hold-out period (by balances, bps) 114 76 53 Consumer properties in possession (number) 201 176 154 Impaired mortgages (by balances, bps) 10 11 11 Mortgage losses net of insurance ($m, for 6 months ending) 23 15 22 Annual mortgage loss rate3 (bps) 0.9 0.6 0.7 AUSTRALIAN MORTGAGE PORTFOLIO PERFORMANCE 67 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack 30+ day and 90+ day delinquencies4 (%) 90+ day delinquencies by vintage (%) 0.0 1.0 2.0 3.0 4.0 0 6 12 18 24 30 36 42 48 54 60 FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 1 Total portfolio includes Line of Credit loans. 2 Financial hardship assistance is available to customers experiencing temporary financial difficulty, including changes in income due to illness, a relationship breakdown or natural disasters. Hardship assistance often takes the form of a reduction or deferral of repayments for a short period. The 6 months serviceability hold-out period requirement was removed for new commercial hardships from September 2024. 3 Mortgage loss rates for March balances are annualised, based on losses for the 6 months. Mortgage loss rates for September are actual losses for the 12 months ending. 4 Delinquencies have been restated from 1 April 2025 to include $170m of matured loans. MORTGAGE CREDIT QUALITY Months on book 0.59 0.73 1.24 0.0 1.0 2.0 3.0 4.0 Sep-20 Sep-21 Sep-22 Sep-23 Sep-24 Sep-25 90+ dpd excl. 6 months serviceability hold-out period and RAMS (closed to new customers) 90+ day delinquencies 30+ day delinquencies

AUSTRALIAN MORTGAGE PORTFOLIO COMPOSITION AND PERFORMANCE 68 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Portfolio by State (%) 41 28 16 8 7 NSW/ACT VIC/TAS QLD WA SA/NT 90+ day delinquencies by State (%) Debt-to-income >=6x at origination (%) Applicant gross income band (2H25 drawdowns, % by approved limits) MORTGAGE CREDIT QUALITY Charts may not add due to rounding. 20.6 24.4 21.9 11.3 7.7 7.9 7.8 7.7 7.6 Sep-21 Mar-22 Sep-22 Mar-23 Sep-23 Mar-24 Sep-24 Mar-25 Jun-25 0.0 1.0 2.0 3.0 4.0 Sep-20 Sep-21 Sep-22 Sep-23 Sep-24 Sep-25 ALL NSW/ACT VIC/TAS QLD WA SA/NT 1 3 5 7 19 50 15 0 1 3 4 10 59 24 <75k 75k to 100k 100k to 125k 125k to 150k 150k to 200k 200k to 500k >500k Owner Occupied Investment Property

26 21 35 11 6 0 24 19 39 12 7 0.6 67 14 12 6 1 0.4 0.6 0 20 40 60 80 100 0<=60 60<=70 70<=80 80<=90 90<=95 95<=100 >100 2H25 drawdowns LVR at origination Portfolio LVR at origination Portfolio dynamic LVR AUSTRALIAN MORTGAGE PORTFOLIO LOAN-TO-VALUE RATIOS (LVRS) AND OFFSET ACCOUNTS 69 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Loan-to-value ratios (%) Serviceability assessment creates a buffer for borrowers Offset account balances ($bn) 1 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Cotality. 2 Weighted average LVR calculation considers size of outstanding balances. 3 Average LVR of new loans is on rolling 6 months. MORTGAGE CREDIT QUALITY Chart may not add to 100 due to rounding. N/A 1 Australian mortgage portfolio LVRs Sep-24 balance Mar-25 balance Sep-25 balance Weighted averages2 LVR at origination (%) 71 71 71 Dynamic LVR1 (%) 49 49 48 LVR of new loans3 (%) 70 69 69 • Loans are assessed at the higher of: – The customer rate, including any life-of-loan discounts, plus the serviceability buffer of 3.0%; or – The minimum assessment rate, called the “floor rate”, currently 5.05% • A serviceability buffer of 1.0% may be applied on an exceptions basis for certain customers seeking to refinance their loan, subject to eligibility criteria including LVR, bureau score and repayment amounts • Interest only (I/O) loans: Assessed based on the residual principal and interest (P&I) term using the applicable P&I rate, plus a 3.0% buffer • New fixed rate loans: Assessed on the variable rate to which the loan will revert after the fixed period, plus a buffer 73 41 46 51 53 57 63 Sep-19 Sep-20 Sep-21 Sep-22 Sep-23 Sep-24 Sep-25

19.0 19.4 19.4 19.7 20.8 Sep-21 Sep-22 Sep-23 Sep-24 Sep-25 36 16 19 15 14 1 >2yrs >6mths <2yrs <6 mths < 1 mth On time Behind 2 18 19 21 17 24 1 14 18 21 18 27 Behind On time < 1mth < 6mths >2yrs Sep-24 Sep-25 AUSTRALIAN MORTGAGE PORTFOLIO REPAYMENT BUFFERS 70 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Buffer to balance ratio1 (%) (% by accounts) Customers ahead on repayments2 Charts may not add due to rounding. 1 Excludes Line of Credit. 2 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments. Includes mortgage offset accounts. ‘Behind’ is more than 30 days past due. ‘On time’ includes up to 30 days past due. MORTGAGE CREDIT QUALITY Investment property loans – (generally maintain higher balances for tax purposes) Accounts opened in the last 12 months Structural restrictions on repayments e.g. fixed rate Residual – <1 month repayment buffer >6mths to <2yrs Loans ‘on time’ and <1mth ahead Buffer = current limit – outstanding balance + offset balance (% by balances) Owner-occupied variable rate customers change in buffer over 12 months (by balances) 14 13 4 1 4 3 15 14 Sep-24 Sep-25 32 37 Changes in customer buffers1 (%) 0.0 20.0 40.0 60.0 Sep-21 Sep-22 Sep-23 Sep-24 Sep-25 Increased Unchanged Decreased

AUSTRALIAN MORTGAGE PORTFOLIO UNDERWRITING 71 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Credit policy at September 2025 Income • Verified via payslips, tax returns or salary credits, with other supporting documentation such as PAYG payment summaries or ATO Income Statements (minimum standards apply) • Shading of at least 20% applies to less certain income sources i.e. overtime, bonuses Credit Score & Credit Bureau • Bespoke application scorecards segmented by new and existing customers • Credit and score override rates tracked and capped • Credit bureau checks required Expenses • Assessed as the higher of a borrower’s declared expenses or HEM1 comparable expenses plus any expenses that are not comparable to HEM (e.g. private school fees, life insurance) • HEM is applied by income bands, post settlement postcode location, marital status and dependants • 17 expense categories used, aligned with Melbourne Institute guidelines and LIXI standards Serviceability assessment For serviceability assessment, loans are assessed at the higher of: The customer interest rate, including any life-of-loan discounts, plus the serviceability buffer of 3.0%, or The minimum assessment rate, called the “floor rate”, currently 5.05% • A serviceability buffer of 1.0% may be applied on an exceptions basis for certain customers seeking to refinance their loan, subject to eligibility criteria including LVR, bureau score and repayment amounts • For I/O loans, serviceability is assessed on a P&I basis over the residual term • New fixed rate loans assessed on the variable rate to which the loan will revert after fixed period, plus a buffer • All existing customer commitments are verified • Review Westpac Group accounts and Comprehensive Credit Reporting (CCR) to identify customer commitments • Limits apply to higher debt-to-income lending; >7x referred for manual credit assessment where LVR >80% • Credit card repayments assessed at 3.8% of limit or balance whichever is higher Genuine savings deposit requirements • Minimum 5% proof of genuine savings for higher LVR loans (typically LVR >90% or >80% for Home Guarantee Scheme Loans). Any Home Owner Grants are not considered genuine savings Security • LVR restrictions apply depending on location, property value and nature of security • Restrictions on high-density apartments based in postcode defined areas, generally capital city CBD’s and properties in towns heavily reliant on a single industry, e.g. mining, tourism LMI • Mortgage insurance for higher risk loans, such as LVRs >80%. Special package policy waivers apply for certain professionals and Westpac Group staff 1 HEM is the Household Expenditure Measure, produced by the Melbourne Institute. MORTGAGE CREDIT QUALITY

9 8 83 Total Portfolio by insurance profile2 (%) 23 58 2 17 0.53 0.00 0.50 1.00 1.50 2.00 2.50 Sep-21 Sep-22 Sep-23 Sep-24 Sep-Non-COVID-19 support COVID-19 support . AUSTRALIAN MORTGAGE PORTFOLIO 72 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Hardship1 balances (% of portfolio) Average dynamic LVR and negative equity Hardship1 balances by support solution (% FY25 new hardship accounts) MORTGAGE CREDIT QUALITY 2.2 0.8 0.6 0.6 0.6 0.6 56 50 49 50 49 48 Sep-20 Sep-21 Sep-22 Sep-23 Sep-24 Sep-25 % with Negative Equity Avg Dynamic LVR (%) Reduced repayments (temporarily) No repayments (temporarily) Capping of arrears (Arrears capitalised into the principal owed, repayments are recalculated) Other (may include standalone term extension or other tailored solution) Insurance not required (Low risk profile including loans <80% LVR) Not insured >80% LVR (Policy for certain professionals and Westpac staff) Insured3 (>80% LVR) 1 Financial hardship assistance is available to customers experiencing temporary financial difficulty, including changes in income due to illness, a relationship breakdown or natural disasters. 2 In 2H21 Westpac Lender’s Mortgage Insurance Limited was sold to Arch Capital Group. Westpac has entered into a 10-year exclusive supply agreement for Arch to provide lenders mortgage insurance to the Group. 3 Includes loans where LMI applies to >70% LVR loans, for example, single industry towns. Charts may not add due to rounding.

MORTGAGE CREDIT QUALITY

AUSTRALIAN MORTGAGE PORTFOLIO INTEREST ONLY AND INVESTMENT PROPERTY LENDING

Interest only (I/O) lending by dynamic LVR and income bank (% of total I/O lending)


Applicant gross income bands
<$100k
$100k – $250k
>$250k
62
41
18
3
29
21
7
1
9
7
2
<=60%
60%<=80%
>80%
Dynamic LVR bands (%)

Investment property portfolio by number of properties per customer (%)


71
21
5
2
1
1
1
2
3
4
5
6+

Scheduled I/O term expiry[1] (% of total I/O loans)

I/O portfolio $62bn (12.0% of portfolio) at 30 September 2025


13
18
16
17
24
11
0.4
0<1 Yr
1<2 Yrs
2<3 Yrs
3<4 Yrs
4<5 Yrs
5<10 Yrs
10 Yrs+

Charts may not add due to rounding

Investment property lending (IPL) portfolio		Sep-24	Mar-25	Sep-25
Investment property loans ($bn)		155	158	**163**
Weighted averages	LVR of IPL loans at origination (%)	70	70	**70**
	LVR of new IPL loans in the period (%)	70	70	**69**
	Dynamic LVR[2] of IPL loans (%)	48	49	**48**
Average loan size[3] ($'000)		351	360	**374**
Customers ahead on repayments including offset accounts[4] (%)		70	72	**74**
90+ day delinquencies (bps)		99	85	**79**
Annualised loss rate (net of insurance claims) (bps)		1.5	1.2	**1.1**

1 Based on outstanding balance. Excludes line of credit loans and I/O loans without date (including bridging loans and loans with construction purpose). 2 Dynamic LVR is the loan-to-value ratio taking into account the current loan balance, changes in security value, offset account balances and other loan adjustments. Property valuation source Cotality. 3 Includes amortisation. Calculated at account level where split loans represent more than one account. 4 Customer loans ahead on payments exclude equity/line of credit products as there are no scheduled principal payments.

73 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

AUSTRALIAN CONSUMER FINANCE 74 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Australian consumer finance portfolio ($bn)1 Sep-24 Mar-25 Sep-25 Lending ($bn) 8.5 8.5 8.4 As a % of Group loans 1.0 1.0 1.0 30+ day delinquencies (%) 2.40 2.55 2.18 90+ day delinquencies (%) 1.23 1.30 1.13 0.66 2.64 0.0 1.0 2.0 3.0 4.0 5.0 6.0 Sep-22 Mar-23 Sep-23 Mar-24 Sep-24 Mar-25 Sep-25 Credit cards Personal loans Australian consumer finance portfolio1 6.3 2.2 8.5 6.4 2.1 8.5 6.4 2.0 8.4 Credit cards Personal loans Total consumer finance Sep-24 Mar-25 Sep-25 Credit card accounts paying minimum repayment (%)2 4.2 4.2 4.0 4.1 3.9 3.9 3.6 3.2 3.4 3.6 3.8 4.0 4.2 4.4 Sep-22 Mar-23 Sep-23 Mar-24 Sep-24 Mar-25 Sep-25 1 Excludes margin lending and auto finance (sold in 1H25). 2 Minimum repayment over at least six consecutive months. Minimum repayment defined as <=5% of each months statement cycle balance. CREDIT QUALITY Australian consumer finance 90+ delinquencies (%)

47.8% 19.6% 22.4% 7.2% 3.0% 0<=60 60<=70 70<=80 80<=90 90+ Mortgage portfolio Sep-24 Sep-25 Total portfolio (NZ$bn)1 68.0 71.3 Owner occupied (%) 74.4 74.3 Investment property loans (IPL) (%) 25.6 25.7 Broker introduced (%) 53.8 56.7 Proprietary channel (%) 46.2 43.3 Fixed/ variable split (%) 89/11 88/12 Interest only (I/O) (%) 15.5 14.7 Loan to Value Ratio (LVR) 80<=90 6.0 7.2 LVR >90% 2.6 3.0 Mortgage 90+ day delinquencies (%) 0.49 0.46 Mortgage 30+ day delinquencies (%) 0.96 0.88 Unsecured consumer portfolio (NZ$bn)2 1.2 1.2 NEW ZEALAND CREDIT QUALITY 75 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Mortgage 90+ day delinquencies3 (%) Unsecured consumer 90+ day delinquencies3 (%) 1. Mortgage portfolio indicates gross loans. 2. Unsecured consumer portfolio indicates outstanding balance. 3. In May-19 we made changes to the reporting of customers in hardship to align to the method used by APRA. 4. LVR based on current loan property value at latest credit event. 5. Chart may not add due to rounding. Mortgage portfolio LVR4 (% of portfolio) Business stressed exposures to business TCE (%)5 NEW ZEALAND CREDIT QUALITY 90% of mortgage portfolio has an LVR less than 80% 0.2 0.2 0.2 0.3 0.3 0.2 2.4 2.0 1.7 2.8 2.4 2.2 Sep-24 Mar-25 Sep-25 Watchlist & substandard Non-performing, not impaired Impaired 0.46 0.0 0.2 0.4 0.6 0.8 1.0 Sep-17 Sep-19 Sep-21 Sep-23 Sep-25 0.70 0.0 1.0 2.0 3.0 Sep-17 Sep-19 Sep-21 Sep-23 Sep-25

CAPITAL, FUNDING AND LIQUIDITY

CET1 CAPITAL RATIO 12.53%

CAPITAL, FUNDING AND LIQUIDITY

Level 2 CET1 capital ratio movements (%, bps)


Adjustments (post 30 Sep 25)
• IRRBB standard changes 39bps
• Operational risk overlay removal 17bps
Other considerations
• Share buyback[2] (23bps)
• Standardised floor met
80
(58)
(12)
5
16
(2)
12.53
12.24
Lending (34bps)
Data refinement 16bps
Credit quality & other 6bps
Mar-25
Net profit
1H25 dividend
RWA
IRRBB
Other[1]
Capital return
Sep-25

Key capital ratios[3] (%)	Sep-24	Mar-25	Sep-25
Level 2 CET1 capital ratio	12.5	12.2	**12.5**
Additional Tier 1 capital ratio	2.3	2.3	**1.9**
Tier 1 capital ratio	14.8	14.5	**14.4**
Tier 2 capital ratio	6.6	7.1	**7.2**
Total regulatory capital ratio	21.4	21.6	**21.7**
Risk weighted assets (RWA) ($bn)	437	449	**450**
Leverage ratio	5.3	5.2	**5.1**
Level 1 CET1 capital ratio	12.7	12.5	**12.7**
Internationally comparable ratios[4]			
Leverage ratio (internationally comparable)	5.8	5.7	**5.5**
CET1 capital ratio (internationally comparable)	18.3	18.2	**18.3**

1 Capital deductions and other items including FX translation impacts. 2 Includes remaining on market share buyback previously announced in Nov-23, May-24 and Nov-24. 3 Table may not add due to rounding. 4 Internationally comparable methodology references the Australian Banking Association (ABA) study on the comparability of APRA's capital framework and finalised reform released on 10 March 2023.

77 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

437.4 449.5 12.6 (3.0) 1.4 450.0 (0.7) (5.9) (1.8) (2.0) (0.1) Sep-24 Mar-25 Credit quality Lending Counter-party credit and MTM risk Data refinement FX translation IRRBB Operational risk Market risk Sep-25 RISK WEIGHTED ASSETS 78 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack RWA ($bn) This page contains ‘forward-looking statements’ and statements of expectation. Please refer to the disclaimer on page 125. 1 Includes other assets, securitisation exposures in the banking book and settlement risk. 2 Mark to market. 3 Based on the revised APS117 standard. Chart may not add due to rounding CAPITAL, FUNDING AND LIQUIDITY 1 UP $0.5BN OR 0.1% Credit RWA up $1.2bn or 0.4% 2 IRRBB RWA ($bn) 16 8 (1) (3) (4) (4) 20 21 23 35 34 27 5 5 6 7 7 40 34 28 39 37 23 4.26 3.79 3.54 3.63 3.51 -4 -3 -2 -1 0 1 2 3 4 -10 0 10 20 30 40 50 60 Sep-23 Mar-24 Sep-24 Mar-25 Sep-25 Sep-25 Pro forma Embedded loss/(gain) Repricing and yield curve risk Optionality and basis risk 3y Swap rate (in %) • $14bn reduction in RWA following implementation of the revised APS 117, effective 1 October 2025 • Use of the modelled 5-year core deposit duration for regulatory purposes contributed $7.8bn and a further $6.2bn reduction from changes to the treatment of optionality and basis risk and other methodology changes • A level of volatility in IRRBB will remain due to new capital considerations when determining the size and composition of our replicating portfolios Changes impacting IRRBB RWA 3

REGULATORY CAPITAL CHANGES

CAPITAL, FUNDING AND LIQUIDITY

Implementation	Change	Details	Expected impact on the Group's Total Capital
1 Oct 2025	**APS117 – IRRBB**	• APRA's revised APS 117 – IRRBB came into effect on 1 October 2025. The revised requirements include implementation of APRA's reaccreditation outcomes for Westpac's IRRBB models • Reporting under the revised standard will be reflected in the 31 December 2025 Pillar 3 report	Refer to page 78
1 Jan 2026	**Loss Absorbing Capacity (LAC)**	• Total capital ratio requirement: – Current 16.75% – 1 January 2026 18.25%	↑
1 Jan 2027	**Additional Tier 1 Capital**	• AT1 capital instruments will be phased out. The changes will impact the CET1 minimum, CET1 buffers and Tier 2 requirements. There is no overall increase in total capital requirements for banks • APRA has also proposed changes to the leverage ratio, large exposures and related entity limits, which will see these calculations based on CET1 capital rather than Tier 1 capital	→
Expected in 2027	**APS116 – Market Risk**	• APRA is yet to commence consultation on Fundamental Review of the Trading Book	→
Review decision expected Dec 2025	**RBNZ Capital Review**	• In August 2025, the RBNZ released a consultation paper outlining potential amendments to the prudential framework and is seeking feedback from deposit takers (including WNZL). Proposed changes will impact standardised risk weightings, CET1 minimum, CET1 buffers, Tier 2 requirements and Total Capital Requirements • The RBNZ is expected to make its final decisions in December 2025 with the implementation timeline to be announced in the first quarter of the 2026 calendar year	→

This page contains 'forward looking statements'. Please refer to the disclaimer on page 125.

79 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

INTERNATIONALLY COMPARABLE CAPITAL RATIO RECONCILIATION[1]

CAPITAL, FUNDING AND LIQUIDITY

APRA's capital requirements are more conservative than those of the Basel Committee on Banking Supervision (BCBS), leading to lower reported capital ratios by Australian banks. The following details the adjustments and how Westpac's APRA CET1 capital ratio aligns to an internationally comparable ratio:

Westpac's CET1 capital ratio (APRA basis)		**12.5**
Equity investments	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.0
Deferred tax assets	Balances below prescribed threshold are risk weighted, compared to a 100% CET1 deduction under APRA's requirements	0.6
Capitalised expenses	APRA requires these items to be deducted from CET1. The BCBS only requires exposures classified as intangible assets under relevant accounting standards to be deducted from CET1	0.6
Interest rate risk in the banking book (IRRBB)	APRA requires capital to be held for IRRBB. The BCBS does not have a Pillar 1 capital requirement for IRRBB	1.4
RWA scaling factor	APRA applies a scaling factor to all Advanced IRB[2] credit RWAs. The BCBS does not apply this scalar	0.9
Property finance	APRA applies an additional scaling factor to property finance RWA. The BCBS does not apply this scalar	0.5
Residential mortgages	APRA applies scaling factors to mortgage RWAs for higher risk segments such as interest only and investor mortgages and applies a standardised risk weight to certain mortgages. The BCBS does not apply this treatment	1.6
Non-retail Loss Given Default (LGD)	Non-retail LGD's under the Foundation IRB (F-IRB) and Advanced IRB approaches differ from the BCBS	(0.3)
New Zealand	APRA requires New Zealand RWAs to be largely calculated in accordance with the RBNZ rules. The RBNZ rules are more conservative than BCBS	0.5
Internationally comparable CET1 capital ratio		**18.3**
Internationally comparable Tier 1 capital ratio		**20.8**
Internationally comparable total regulatory capital ratio		**30.3**

1 Internationally comparable methodology references the ABA study on the comparability of APRA's capital framework and finalised reform released on 10 March 2023. 2 Internal ratings-based approach (IRB).

80 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

China Merchants Bank Norinchukin Bank Credit Mutuel China Construction Bank Bank of Communications Bank of China Rabobank ICBC OCBC BBVA DZ Bank DBS Agricultural Bank of China State Bank of India Unicredit Intesa Sanpaolo CaixBank Credit Agricole HSBC UBS Lloyds Westpac, 5.51% Mitsubishi UFJ Sumitomo Mitsui CBA NatWest Nationwide BPCE Barclays Mizuho FG Nordea Banco Santander ANZ Deutsche Bank Standard Chartered Danske Bank Toronto Dominion Bank BNP Paribas Bank of Montreal Societe Generale Scotiabank Royal Bank of Canada ING Group Commerzbank CIBC 0% 2% 4% 6% 8% Rabobank Credit Mutuel Nationwide CBA Danske Bank Westpac, 18.28% DZ Bank Norinchukin Bank Credit Agricole NAB OCBC DBS ANZ Unicredit BPCE Morgan Stanley Nordea Goldman Sachs HSBC JPMorgan Chase Toronto Dominion Bank Standard Chartered Commerzbank Deutsche Bank UBS China Construction Bank NatWest Barclays Lloyds China Merchants Bank Societe Generale ICBC ING Group Citigroup Bank of Montreal CIBC BBVA Scotiabank Royal Bank of Canada Banco Santander Intesa Sanpaolo Mitsubishi UFJ BNP Paribas CaixBank Bank of China Mizuho FG Bank of America 0% 5% 10% 15% 20% WELL PLACED ON INTERNATIONALLY COMPARABLE1 81 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Common equity tier 1 ratio (%) 1 Comparison group comprises listed commercial banks with assets in excess of A$700bn and which have disclosed fully implemented Basel III ratios or provided enough to estimate. Based on company reports/presentations. Ratios are at 30 June 2025, except for National Australia Bank and ANZ which are at 31 March 2025, Royal Bank of Canada, Bank of Montreal, CIBC, Toronto Dominion Bank, Scotiabank as at 31 July 2025 and Westpac is at 30 September 2025. Where accrued expected dividends have been deducted and disclosed, these have been added back for comparability. US banks are excluded from leverage ratio analysis due to business model differences, for example from loans sold to US Government sponsored enterprises. NAB has not disclosed an internationally comparable leverage ratio since September 2017 and has therefore been excluded. Leverage ratio (%) CAPITAL, FUNDING AND LIQUIDITY

CAPITAL, FUNDING AND LIQUIDITY

APRA TO PHASE OUT AT1 CAPITAL INSTRUMENTS

Changes to capital[1]

- In December 2024, APRA confirmed it would proceed to phase out AT1
- The 1.5% of AT1 capital will be replaced with 1.25% of Tier 2 capital and 0.25% of CET1 capital, effective 1 January 2027
- In response, the CET1 operating target has been revised to a post dividend CET1 capital ratio of above 11.25% in normal operating conditions
- AT1 instruments will be eligible as Tier 2 capital from 1 January 2027 until their scheduled first call date
- Westpac AT1 instruments would reach their first scheduled optional redemption dates by 2031 at the latest
- Westpac expects the replacement of AT1 securities with CET1 capital and Tier 2 capital securities over the transition period to be manageable[1]

Total capital (%)


18.25
6.50
1.50
10.25
Current final requirements
18.25
7.75
10.50
Proposed requirements
21.66
7.22
1.91
12.53
Westpac as at 30 Sep 25
CET1 operating target >11.25%
Tier 2
AT1
CET1

Additional Tier 1 and Tier 2 Maturity Profile[2] (Notional Amount, A$bn)


Additional Tier 1
Tier 2
FY26: 3.1
FY27: 3.6 3.6
FY28: 1.5 1.8
FY29: 2.1 5.5
FY30: 1.8
FY31: 1.8 2.8
FY32: 3.2
FY33: 1.8
>FY33: 9.6

1 This page contains 'forward looking statements'. Please refer to the disclaimer on page 125. 2 Includes Westpac New Zealand Limited (WNZL). WNZL Tier 2 does not count for APRA Tier 2 or LAC requirements. WNZL AT1 also does not count for APRA AT1 requirements. Represents A$ equivalent notional amount using spot FX translation at 30 September 2025 for redemptions/maturities. Securities in bullet format are profiled to maturity date, adjusted for any capital amortisation. Securities in callable format are profiled to the first call date. Securities in 11 non-call 10 format are profiled to the call date, adjusted for any capital amortisation. Any early redemption of capital securities would be subject to prior written approval from APRA, which may or may not be provided.

82 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

54 34 5 3 22 USD AUD EUR NZD JPY SGD 80 20 Callable Bullet TIER 2 CAPITAL AND LAC 83 Loss-absorbing capacity (LAC) (% of RWA) Tier 2 capital outstanding (%) Tier 2 capital outstanding (%) 1 Includes Westpac New Zealand Limited (WNZL). WNZL Tier 2 does not count for APRA Tier 2 or LAC requirements. Represents A$ equivalent notional amount using spot FX translation at date of issue for issuance and spot FX translation at 30 September 2025 for capital outstanding. CAPITAL, FUNDING AND LIQUIDITY By format1 (notional amount) By currency1 (notional amount) 7.2 2.0 2.0 3.0 4.5 5.0 6.5 Westpac 30 September 2025 January 2024 Requirements January 2026 Requirements Tier 2 LAC 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 FY19 FY20 FY21 FY22 FY23 FY24 FY25 AUD USD Other Tier 2 capital issuance by currency1 ($bn) Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

112 113 0.5 4.8 1.4 0.6 (6.4) Sep-24 Capital Retail/ SME Deposits Wholesale funding Liquids and other Loans Sep-25 63 66 67 68 8 8 7 7 1.4 0.4 1.0 1.0 10 10 10 9 5 4 4 4 7 6 7 8 5 6 4 4 Sep-19 Sep-23 Sep-24 Sep-25 FUNDING COMPOSITION 84 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Funding by residual maturity (%) NSFR (%) Customer deposits and net loans ($bn) 1 Includes long term wholesale funding with a residual maturity less than or equal to 1 year. 2 Equity excludes FX translation, available-for-sale securities and cash flow hedging reserves. 3 Other includes derivatives and other assets. CAPITAL, FUNDING AND LIQUIDITY Charts may not add due to rounding Wholesale offshore >1yr Wholesale onshore <1yr1 Wholesale onshore >1yr Wholesale offshore <1yr1 Securitisation Equity2 Customer deposits Customer deposits Net loans Customer deposits to net loans ratio (%) Customer deposits 73% of total funding (excluding equity) 3 • Growth in stable funding sources • Customer deposits 68% of total funding, up 1% since September 2024 • Additional 20% from stable sources of long-term wholesale and equity 525 641 674 715 723 773 807 852 73.4 82.9 83.5 84.9 Sep-19 Sep-23 Sep-24 Sep-25

LIQUIDITY COVERAGE RATIO (LCR) 85 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack LCR ($bn) 100 189 10 28 138 189 Net cash outflows Liquid assets Movement in LCR (%) 133 137 10.7 2.1 (1.5) (5.3) (1.8) Sep-24 Qtr HQLA RBNZ eligible securities Customer deposits Wholesale funding Other flows Sep-25 Qtr High Quality Liquid Assets (HQLA) (%) 23 8 55 13 Cash and balances with central banks Balances with foreign central banks Australian government and semi-government bonds Other HQLA LCR Deposit mix (%) 35 35 14 16 Stable retail and SME deposits Less stable retail and SME deposits Operational deposits Non-operational deposits 1 Other flows include credit and liquidity facilities, collateral outflows and inflows from customers. 2 Other HQLA includes securities issued by foreign sovereigns and repo-eligible qualifying assets in foreign jurisdictions, including RBNZ eligible securities. CAPITAL, FUNDING AND LIQUIDITY Liquid assets HQLA 1 Net cash outflows (NCOs) Other flows1 Wholesale funding Customer deposits 2 $189bn $555bn September 2025 quarterly average 137% Charts may not add due to rounding

CAPITAL, FUNDING AND LIQUIDITY

LONG TERM WHOLESALE FUNDING PROFILE

Term debt issuance and maturity profile[1] ($bn)


Issuance
Maturities
43
35
42
28
35
32
33
26
18
33
FY22
FY23
FY24
FY25
FY26
FY27
FY28
FY29
FY30
>FY30
Funding for Lending Programme (NZ)
Tier 2 capital
Additional Tier 1 capital
Covered bond
Senior/Securitisation

FY25 term debt issuance[1,2] (%)

By program (%)


14
7
18
61
Senior Bonds
Tier 2 Capital
Securitisation
Covered

By currency (%)


1
2
22
35
42
AUD
USD
EUR
GBP
Other

By tenor[3] (%)


19
11
10
3
57
2 years
3 years
4 years
5 years
>5 years

1 Based on residual maturity and FX spot currency translation. Includes all debt issuance with contractual maturity greater than 13 months excluding US Commercial Paper and Yankee Certificates of Deposit. Contractual maturity date for Additional Tier 1 capital instruments and callable Tier 2 capital instruments is the first scheduled conversion date or call date for the purposes of this disclosure. Any early redemption would be subject to prior written approval from APRA, which may or may not be provided. Maturities exclude securitisation amortisation. 2 Charts may not add due to rounding. Data excludes Funding for Lending Programme.
3 Excludes securitisation.

86 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

WHOLESALE FUNDING 87 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Indicative wholesale funding costs (spread above 3mth Bank Bill Swap Rate) Long term wholesale funding back book1 (%) Short term funding back book (%) Long term wholesale funding back book1 (%) 1 Back book data excludes securitisation and FLP. By program By currency 54 22 19 5 Senior bonds Covered bonds Tier 2 capital AT1 capital 0 10 20 30 40 50 60 40 29 22 3 3 3 0 10 20 30 40 50 USD AUD EUR GBP NZD Other CAPITAL, FUNDING AND LIQUIDITY 58 37 6 Certificates of deposit Commercial paper MTN 0 10 20 30 40 50 60 70 By product 0 50 100 150 1 year 2 year 3 year 4 year 5 year AUD Sep-25 AUD Sep-24 USD Sep-25 USD Sep-24 Charts may not add due to rounding

SUPPORTING CUSTOMERS

CUSTOMER HIGHLIGHTS

SUPPORTING OUR CUSTOMERS

#1 MOBILE BANKING APP[1]

Our banking app won awards for its simple design and rich functionality

COMMITTED TO SERVICING CASH

Spent ~**$350m** in FY25 to support access to cash in Australian communities

LARGEST ATM NETWORK

Westpac customers have access to Australia's largest fee-free network at more than ~**6,400 ATMs**[2]

COMMUNITY PRESENCE

621 branches[4] across Australia including 125 co-located branches and 3,300 Bank@Post locations

PROTECTING CUSTOMERS

Our suite of digital innovations helped prevent **$360 million** in potential customer scam losses in FY25

Key highlights

13M
Customers

#1
Mobile banking app[1]

#2
Consumer banking[3]

#2
Business banking[3]

1 The Forrester Digital Experience Review: Australian Mobile Banking Apps, Q3 2025. 2 ATM numbers include Westpac Group ATMs, Precinct, ATMx and ANZ. 3 Main Financial Institution (MFI) refer to appendix for definitions.4 Includes Westpac Branches, Staff Kiosks, Cashless Locations and Advisory centres.

89 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

#1 MOBILE BANKING APP[1]

SUPPORTING OUR CUSTOMERS

$159M
in value rewarded to customers

6.4M
customer daily logins[2]

1.1M CUSTOMERS
using money management tools[3]

MONEY MANAGEMENT TOOLS

- Financial management tools to help businesses track cash flows and reconcile expenses
- Shared Goals help customers save collaboratively without merging accounts
- Savings Finder usage increased 38%[4], helping customers uncover saving opportunities

SUPERIOR FUNCTIONALITY

- Mobile wallet payments rose by 17% in the year, supported by the launch of business cards
- Introduced pocket money feature allowing parents to easily manage and reward children for chores
- Delivered personalised, relevant and timely insights powered by AI


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SAFE AND SECURE

- Extended Westpac Verify capability introducing Confirmation of Payee, an industry initiative
- Launched SafeBlock, allowing customers to block their account if they suspect a scam
- SafeCall has been rolled out to ~1 million customers, helping prevent impersonation scams

SELF-SERVICING AND PAYMENTS

- Introduced multiple offset accounts providing more choice and control to manage finances
- Voice activated natural language search usage increased in the year
- Easily report and dispute transactions for fraud, scams and mistaken payment

1 The Forrester Digital Experience Review: Australian Mobile Banking Apps, Q3 2025. 2 Daily average of all experiences for FY25. 3 Monthly average for FY25. 4 Monthly average of 2H25 vs 2H24.

90 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

350 387 418 455 488 2H23 1H24 2H24 1H25 2H25 5.32 5.44 5.56 5.60 5.72 4.9 5.1 5.3 5.5 5.7 5.9 2H23 1H24 2H24 1H25 2H25 0.41 0.44 0.44 0.44 0.45 43 46 48 47 50 2H23 1H24 2H24 1H25 2H25 Sales (#m) % of total sales CUSTOMERS CONTINUE TO MIGRATE TO DIGITAL1 91 Digitally active customers (#m) Digital transactions (#m) 395 412 429 437 458 2H23 1H24 2H24 1H25 2H25 Digital sales2,3 Mobile wallet payments (#m) 1 For further details see page 122. 2 Consumer only. 3 1H24 sales restated. SUPPORTING OUR CUSTOMERS UP 2% UP 5% UP 16% UP 10% UP 2% UP 8% UP 7% UP 39% Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

ENHANCING BANKING PROTECTION FOR CUSTOMERS[1]

SUPPORTING OUR CUSTOMERS

SAFECALL
Spot genuine Westpac calls

- Australian-first in-app calling capability to help prevent scammers impersonate us is now rolling out
- Available in the app to ~1 million customers

VERIFY
Payee name verification

- Confirmation of Payee capability added in June 2025 to include industry wide name & account verification
- Averted $6m in customer scam losses in FY25

SAFERPAY
Alerts of potential scams

- Challenged over 1.2m transfers; customers abandoned $506m in payments in FY25
- Averted $81m in customer scam losses in FY25

SAFEBLOCK
Take control of your security

- Launched in September 2025
- Allows customers to immediately block their account when they suspect they are being scammed

JESS
AI assistant

- Real time voice AI that assists staff spot scams
- JESS has assisted in >20k customer calls in FY25

1 Westpac's systems and processes may not always be 100% effective and are subject to risks and other factors including those described in the 2025 Risk Factors document.

92 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

SUPPORTING OUR CUSTOMERS

BROAD SUITE OF SECURITY FEATURES DRIVING DOWN CUSTOMER LOSSES[1]

FY25 customer reported scam losses 21% lower compared to FY24 and 44% lower than FY23, with prevention measures saving customers more than $360m in FY25


Enhancement of Westpac Verify to digital channel
SafeCall customer rollout begins
Industry Confirmation of Payee go live
Introduction of SaferPay
Digital Lodgement of Scam cases launched
JESS AI solution launched
Change in scam case definition
Safeblock go live
Sep-23
Nov-23
Jan-24
Mar-24
May-24
Jul-24
Sep-24
Nov-24
Jan-25
Mar-25
May-25
Jul-25
Sep-25
Series1
Series2

Advanced customer behavioural tools combatting remote access scams

Saved customers $69m in averted scam losses in FY25

Dynamic CVC reduces card fraud by more than half compared to customers that use static CVC

Utilised by 35,000 customers per day

Real-time blocking of questionable online merchants

Saved $124m from >1m customer scam incidences in FY25

1 Westpac's systems and processes may not always be 100% effective and are subject to risks and other factors including those described in the 2025 Risk Factors document.

93 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

SERVICE EXCELLENCE: LEADERSHIP ACROSS SEGMENTS1 94 Consumer 1. For further details see page 122. Business SUPPORTING OUR CUSTOMERS Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack -5 0 5 10 15 Sep-23 Mar-24 Sep-24 Mar-25 Sep-25 WBC Regional Brands Peers -20 -10 0 10 20 Sep-23 Mar-24 Sep-24 Mar-25 Sep-25 WBC Regional Brands Peers NPS® NPS segment rankings 14.5% 33.9% 11.9% 15.4% Peer 1 Peer 2 Peer 3 Westpac Group 15.9% 26.9% 16.7% 19.3% Peer 1 Peer 2 Peer 3 Westpac Group Business banking, MFI Consumer banking, MFI NPS® #1 In SME #3 In Small Business #1 In Commercial #2 Call centre Mobile App =#2 #1 In Branch Channel NPS rankings

#=3 SERVICE EXCELLENCE: LEADERSHIP ACROSS SEGMENTS 95 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Institutional 19 -1 11 -32 WBC Peer 1 Peer 2 Peer 3 1 Coalition Greenwich Voice of Client 2025 Australia Large Corporate Relationship Banking Study. 2 IJ Global league table database, Australia, 12 months to 30 September 2025. 3 Source: Bloomberg $A bond league table ex-self led as at 30/10/2025 + KangaNews $A ABS league table as at 20/10/2025. 4 Refer page 123. New Zealand SUPPORTING OUR CUSTOMERS 12 14 21 31 35 29 30 32 38 26 21 28 17 23 18 Sep-24 Mar-25 Sep-25 Westpac Peer 1 Peer 2 Peer 3 Peer 4 Consumer NPS® Market leading relationship management4 Relationship Strength Index (RSI)1 821k 843k 867k 72.8% 74.1% 75.4% Sep-23 Sep-24 Sep-25 Digital % of active customer base NZ digitally active customers4 FY25 change in RSI1 (pts) #2 In SME #2 In Institutional #1 In Corporate In Project Finance2 #1 $A bonds & ABS3 #1 In Renewable Energy2 #1 10-YEAR HIGH

FY23 FY24 FY25 IMPROVEMENT IN MORTGAGES 96 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Annual median time to decision (Days)1 7.9 5.6 5.2 4.6 11.6 9.7 5.8 5.0 FY22 FY23 FY24 FY25 1st Party 3rd Party On-Day Settlement (%) 76.6 84.9 87.4 FY23 FY24 FY25 Unit cost per 3rd party applications ($) SUPPORTING OUR CUSTOMERS UP 14% Westpac Group ranks #1 among peers Mortgages processed on One Bank Platform DOWN 21% 82% 100% FY22 FY25 1 Prior periods have been restated

FY24 FY25 FY24 FY25 FY24 FY25 OPERATIONAL EFFICIENCY 97 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Credit card cost per origination ($) Business lending cost per deal ($) Personal lending cost per origination ($) Financial Market Ops cost per settlement ($) SUPPORTING OUR CUSTOMERS FY24 FY25 DOWN 10% DOWN 8% DOWN 11% DOWN 8%

98 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack SUPPORTING OUR CUSTOMERS EMPLOYEES Controls underpin who we hire; how we grant access; and how we monitor system use SUPPLIERS Security reviews, limited access to systems and data, and continual performance monitoring SYSTEM SECURITY Integrated approach to security of our systems, e.g. design reviews, patching and secure development CUSTOMERS Dedicated controls to help protect customers from fraud, including multi-factor authentication CORE SECURITY Core security capabilities across all systems, e.g. malware prevention, firewalls, email security MONITORING, INTELLIGENCE AND NETWORKS 24/7 monitoring of attacks and control weaknesses. Threat detection supported by cyber threat intelligence and information sharing partnerships CYBER SECURITY – A LAYERED DEFENCE SYSTEM SECURITY MONITORING, CYBER INTELLIGENCE & PEER NETWORKS DATA Westpac’s systems and processes may not always be 100% effective and are subject to risks and other factors including those described in the 2025 Risk Factors document.

SEGMENT RESULTS

CONSUMER

CONSUMER 2H25 PERFORMANCE

Net profit ($m)


NIM up 5bps, AIEA flat
UNITE increase and investment seasonality, partly offset by productivity initiatives
Lower Cards and Mortgages delinquencies
1,126
1,097
159
31
(154)
71
(19)
1,185
UP 8%
2H24
1H25
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
2H25

Key financial metrics ex Notable Items	2H24	1H25	2H25	Change on 1H25
Return on average tangible equity (%)	9.4	9.5	**10.3**	0.8ppts
Expense to income (%)	58.6	58.0	**59.0**	100 bps
Net interest margin (%)	1.70	1.70	**1.75**	5 bps
Average interest-earning assets ($bn)	454	454	**456**	0%
Pre-provision profit ($m)	1,712	1,728	**1,764**	2%
Customer deposit to loan ratio (%)	65.5	67.8	**69.7**	186 bps
Mortgage 90+ day delinquencies (%)	1.12	0.86	**0.70**	(16 bps)

Key operating metrics	2H24	1H25	2H25	Change on 1H25
Active digital banking customers[1] (#m)	5.56	5.60	**5.72**	0.12
Main financial institution[2] (%)	16.8	17.2	**15.4**	(1.8ppts)
NPS® (rank)[2]	#3	#2	**=#2**	-
Branches[3] (#)	626	620	**621**	1
Co-location branches (#)	111	114	**125**	11

1 Australian consumer and business customers who have had an authenticated session (including Quickzone) on Westpac Group digital banking platforms in the prior 90 days. 2 For further details see page 122. 3 Includes all points of presence including Advisory, Community Banking Centres and Kiosks. Co-located branches are considered two points of presence.

100 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

BUSINESS AND WEALTH

BUSINESS AND WEALTH 2H25 PERFORMANCE

Net profit ($m)


AIEA up 8%,
NIM decreased 18bps, driven by lending growth outpacing deposit growth
Step up in UNITE, additional bankers, seasonality and inflationary pressures on salaries and wages
Improved underlying credit and economics assumptions, largely offset by overlays
1,181
1,090
112
2
(117)
7
2
1,096
Up 1%
2H24
1H25
Net interest income
Non-interest income
Operating expenses
Impairment charges
Tax and NCI
2H25

Key financial metrics ex Notable Items	2H24	1H25	2H25	Change on 1H25
Return on average tangible equity (%)	20.3	19.0	**18.6**	(0.4ppts)
Expense to income (%)	44.0	43.5	**45.7**	216 bps
Net interest margin (%)	5.37	4.94	**4.76**	(18 bps)
Average interest-earning assets ($bn)	101.3	106.3	**114.4**	8%
Pre-provision profit ($m)	1,741	1,693	**1,690**	(0%)
Customer deposit to loan ratio (%)	141.5	138.8	**132.2**	(Large)
Stressed exposures to TCE (%)	5.56	5.26	**5.01**	(25 bps)

Key operating metrics	2H24	1H25	2H25	Change on 1H25
Business lending time to decision (days)	9.0	8.0	**7.9**	(0.1)
Simple + originated loans (#)[1]	2,020	2,403	**2,909**	21%
Net loans ($bn)[2]	100.0	106.8	**115.2**	8%
Deposits ($bn)	144.3	148.3	**152.3**	3%
New Transaction Accounts Opened (#, 000s)	64.1	58.3	**75.5**	30%

1 Simple +: Simplified lending pathway for originated loans to customers below $5m TCE. 2 Excluding auto finance portfolio.

101 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

BT PANORAMA

BUSINESS AND WEALTH

FUA ($m)


102,872
113,328
118,593
120,501
132,650
Up 10%
Up 12%
Sep-23
Mar-24
Sep-24
Mar-25
Sep-25

WINNER OF BEST CLIENT PORTAL AND MOBILE APP[1]

Net flows excluding benefit payments[2] ($m)


1,690
1,952
3,146
3,364
5,115
Up 52%
Up 63%
2H23
1H24
2H24
1H25
2H25

LARGEST SHARE OF ADVISER RELATIONSHIPS FOR PRIMARY PLATFORM CHOICE[3]

Average FUA per account ($'000)


447
465
496
524
539
Up 3%
Up 9%
Sep-23
Mar-24
Sep-24
Mar-25
Sep-25

5 APPLES - HIGHLY RECOMMENDED[4]

Managed accounts FUA ($m)


15,492
18,683
21,294
23,586
28,248
Up 20%
Up 33%
Sep-23
Mar-24
Sep-24
Mar-25
Sep-25

HIGHEST BRAND AWARENESS FOR MANAGED ACCOUNTS[5]

1 Investment Trends Platform Competitive Analysis & Benchmarking Report (released Feb' 25). Best Client Portal seventh consecutive year (2018 – 2024) and Best Mobile App six years (2018, 2019, 2020, 2021, 2022 and 2024). 2 Represents benefit payments from pension accounts; including benefit payments BT Panorama net flows were $2.5b for the 6 months to Sep-25. 3 Investment Trends Adviser Tech Needs Report (June 25). 4 Chant West Platform rating (assigned Aug 2025), awarded Highly Recommended for 4th consecutive year. 5 Investment Trends SPDR ETFs/Investment Trends Managed Accounts Report (Mar 2025). See https://www.bt.com.au/about-bt/bt-financial-group/overview/awards.html for more awards.

102 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

686 775 51 87 800 (25) (77) (11) 2H24 1H25 Net interest income Non-interest income Operating expenses Impairment charges Tax and NCI 2H25 INSTITUTIONAL 2H25 PERFORMANCE 103 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Net profit ($m) WESTPAC INSTITUTIONAL BANK AIEA up 2%, partly offset by a 5bps reduction in NIM ex. Markets Higher investment related costs UP 3% Key operating metrics 2H24 1H25 2H25 Change on 1H25 Net interest margin ex. Markets (%) 2.13 2.03 1.98 (5bps) Net loans ($bn) 100.6 107.0 117.7 10% Customer Deposits ($bn) 119.8 122.3 131.4 7% Lending and deposit revenue ($m) 1,289 1,332 1,391 4% Sales and risk management income ($m) 391 421 458 9% Key financial metrics ex Notable Items 2H24 1H25 2H25 Change on 1H25 Return on average tangible equity (%) 14.1 14.8 14.8 - Net interest margin (%) 1.82 1.76 1.79 3bps Expense to income ratio (%) 43.2 44.2 42.4 (183bps) Average interest-earning assets ($bn) 126.6 134.2 137.4 2% Pre-provision profit ($m) 993 1,024 1,137 11% Customer deposit to loan ratio (%) 119.1 114.3 111.6 (271bps) Stressed exposures to TCE (%) 0.76 0.78 0.70 (8bps) Higher markets revenue and lending fees

579 526 89 4 110 671 (3) (55) 2H24 1H25 Net interest income Non-interest income Operating expenses Impairment charges Tax and NCI 2H25 NEW ZEALAND 2H25 PERFORMANCE1 104 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Net profit ($m) 1 In NZ$ unless otherwise noted. NEW ZEALAND Higher investment spend and software amortisation, offset by productivity initiatives UP 28% Charts may not add due to rounding. Key operating metrics 2H24 1H25 2H25 Change on 1H25 Net loans ($bn) 102.1 103.2 106.3 3% Customer Deposits ($bn) 79.7 80.9 81.0 0% Customer deposit to loan ratio (%) 78.1 78.4 76.2 (219 bps) Customers (#m) 1.51 1.51 1.51 - Digital active customers (#m) 0.84 0.85 0.87 2% Branches (#) 106 106 98 (8) ATMs (#) 385 374 358 (16) Key financial metrics ex Notable Items 2H24 1H25 2H25 Change on 1H25 Return on average tangible equity (%) 14.1 12.5 15.3 2.8 ppts Expense to income (%) 45.5 49.0 46.3 (268 bps) Net interest margin (%) 2.23 2.26 2.39 13 bps Average interest-earning assets ($bn) 119.4 121.3 121.5 0% Pre-provision profit ($m) 806 764 854 12% Stressed exposures to TCE (%) 1.73 1.63 1.47 (16 bps) Mortgage 90+ day delinquencies (%) 0.49 0.54 0.46 (8 bps) Collectively assessed provision benefits, primarily from mortgages NIM up 13bps

68 69 71 1 1 1 33 33 34 102 103 106 Sep-24 Mar-25 Sep-25 NEW ZEALAND BALANCE SHEET (NZ$) 105 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Net loans ($bn) Customer deposits ($bn) NEW ZEALAND Loans and % of total Customer deposits and % of total 1.3 102.1 103.2 1.8 106.3 2H24 1H25 Consumer Business 2H25 79.7 80.9 1.2 81.0 (1.1) 2H24 1H25 Consumer Business 2H25 UP 3% FLAT 39 21 21 81 Sep-25 39 21 21 81 Mar-25 Mortgage Personal Business Term deposits Savings Transaction Household Business Institutional 1% 67% 32% 61% 22% 17% 22% 59% 19%

SUSTAINABILITY

SUSTAINABILITY

SUSTAINABILITY STRATEGY

TAKING ACTION NOW TO CREATE A BETTER FUTURE

WHAT

TO BE OUR CUSTOMERS' #1 BANK AND PARTNER THROUGH LIFE

HOW

CUSTOMER
CUSTOMER OBSESSED

Proactively support customers' sustainability goals through finance, expertise and advocacy

PEOPLE
BEST TEAM, TRUSTED EXPERTS

Strengthen sustainability learning so our people bring expertise and balance into every decision and interaction

CHANGE
BRILLIANT AT DELIVERY

Partner with customers to help deliver our positions on key sustainability topics, including climate, natural capital, human rights and equitable Indigenous participation

RISK
SAFE AND STRONG

Actively manage material sustainability risks and impacts to customers, our business and community

PERFORMANCE
EXECUTION EXCELLENCE

Create Sustainability Outcomes for our customers, communities and shareholders

FOCUS AREAS

CLIMATE TRANSITION

Decarbonisation and resilience for customers and our operations

HOUSING AFFORDABILITY

New housing supply, alternative pathways to ownership for customers and housing availability for underserved communities

REGIONAL PROSPERITY

Regional business growth, local employment, community and environmental outcomes

SUSTAINABILITY OUTCOMES

- **Support the goals of the Paris Agreement by achieving our Scope 1, 2 and 3 greenhouse gas emissions targets by 2030**
- **Partner with customers to implement green, transition, social (including housing affordability) or sustainability activities by providing $55bn sustainable lending and $40bn sustainable bond facilitation activities by 2030**
- **Support customers' economic resilience and prosperity by increasing our footprint and growing lending to regional businesses and communities faster than in metro Australia**

WE COMMIT TO

ALWAYS DELIVER, SAFELY | **MAKE AN IMPACT** | **OWN IT**

These Sustainability pages contain forward-looking statements and statements of expectation. Refer to the disclaimer at the back of this pack. Details on our sustainability commitments, targets and other supporting information is in our 2025 Annual Report, Sustainability Report and Sustainability Index and Datasheet. See website for more information on our sustainability strategy.

107 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

SUSTAINABILITY

CLIMATE TRANSITION PLAN

AMIBITION	**TO BECOME A NET-ZERO, CLIMATE RESILIENT BANK**		
FOCUS AREAS	**NET-ZERO, CLIMATE RESILIENT OPERATIONS**	**PARTNERING WITH CUSTOMERS TO DECARBONISE**	**SUPPORTING OUR CUSTOMERS' PHYSICAL RESILIENCE**
TARGETS	76% reduction in scope 1 and 2 absolute emissions by 2030 (2021 baseline) 50% reduction in upstream scope 3 absolute emissions by 2030 (2021 baseline)	2030 scope 3 financed emissions sector targets (see page x for details) $55 billion in sustainable finance lending at 30 Sep-30 $40 billion in sustainable bond facilitation between 1 Oct-21 and 30 Sep-30	
ASPIRATIONS	Maintain operational resilience to the physical impacts of climate change.	Transition our lending portfolios to support the goals of the Paris Agreement.	Adopt a portfolio-wide view of exposure and vulnerability to physical climate risks.

Key climate and sustainability disclosures

2025 Annual Report: *Details financial and non-financial performance*


2025
ANNUAL
REPORT
IT TAKES A LITTLE

2025 Sustainability Report: *Details our approach to managing climate-related risks and opportunities*


2025
SUSTAINABILITY
REPORT
IT TAKES A LITTLE

2025 Sustainability Index and Datasheet: *Details key sustainability performance metrics in one place*


2025 Sustainability Index and Datasheet

Other sustainability disclosures include
Modern Slavery Statement
Human Rights Position Statement and Action Plan
Natural Capital Position Statement
Sustainable Finance Framework
Climate Transition Plan
New Zealand – 2025 Sustainability Update and Climate Report

Reports available at westpac.com.au/sustainability

108 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

UNDERSTANDING OUR CARBON ACCOUNT TO TAKE ACTION NOW

SUSTAINABILITY

Greenhouse gas (GHG) emissions by source (tco_2-e)

	FY24	FY25	% of total
Scope 1: Direct emissions from controlled facilities, including fleet fuels, refrigerants, gas, diesel, LPG.	6,262	4,714	<0.1
Scope 2: Indirect emissions (market-based) from the generation of energy we have purchased, including purchased electricity.	2,303	1,963	<0.1
Scope 3 upstream emissions: Indirect emissions related to selected sources from our operations and supply chain.	57,655	56,469	<0.5
Scope 3 financed emissions: Indirect emissions related to our lending. Share of customers' scope 1 & 2 emissions.	31.6 $MtCO_2$-e	Not Reported[2]	>99

Estimated FY24 financed emissions[1] (% of total)



18%
17%
16%
10%
9%
7%
7%
6%
3%
3%
2%
2%
1%
FY24 ABSOLUTE SCOPE 1 & 2 FINANCED EMISSIONS: 31.6 $MtCO_2$-e
Agriculture, forestry & fishing
Manufacturing
Utilities
Residential Mortgages
Transport & storage
Trade
Construction
Mining
Services
Accommodation, cafes & restaurants
Commercial Real Estate
Property services & business services
Finance & insurance

Chart does not add to 100% due to rounding; Other not shown (<1%)

Refer to Appendix of our 2025 Sustainability Report for details of the methodologies for estimating our emissions.

1 Sectors in our financed emissions analysis are based on ANZSIC codes. These sector definitions differ from those used for: (i) our financed emissions sector targets and, (ii) our reporting of Group Exposure by Sector included in our Sustainability Report and Sustainability Index and Datasheet. 2 Financed emissions are reported one year in arrears due to data availability. Data will be reported in FY26.

109 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

SUSTAINABILITY

OUR EMISSIONS REDUCTION TARGETS

Progress on operational emissions targets[1]

Reduction in market-based emissions from 2021 baseline (%)	FY24	FY25	2025 Target	2030 Target	Target Progress
Scope 1 and 2 emissions	(86)	(89)	(64)	(76)	Surpassed
Scope 3 upstream emissions	(41)	(42)	NA	(50)	On track

Progress on our financed emissions targets[1]

	Change in emissions from baseline year[2] (%)		
Westpac sector	FY23	FY24	2030 Target Implied % change
Power generation	(23)	(38)	(62)
Upstream Oil and Gas	(45)	(55)	(23)
Thermal coal mining	(81)	(94)	(100)
Aviation (passenger aircraft operators)	(45)	(47)	(60)
Steel production	Not reported (NR) - As at 30 Sep 24, we are on track to achieve our 2030 target and progress is below our emissions pathway. Given the small number of customers, this information is not publicly disclosed.		
Aluminium			
Cement production	(5)	NR	(14)
Commercial Real Estate (Offices)	(18)	(27)	(59)
Residential Real Estate (Australia)	(11)	(14)	(56)
Australia Beef and Sheep[3]	2	2	(9)
Australia Dairy[3]	(7)	(7)	(10)
New Zealand Beef and Sheep[3]	2	(4)	(9)
New Zealand Dairy[3]	(2)	(6)	(10)

Carbon-intensive sector requirements

- From 30 Sep-25, new or renewed corporate lending and bond facilitation for in-scope customers[4] are subject to Customer CTP Evaluation.
- The evaluation assesses emissions targets, strategy, capital allocation, and climate governance, and rates customers from A to D.
- Customers must have interim Scope 1 and 2 decarbonisation target/s aligned to the well below 2°C goal of the Paris Agreement to qualify for financing.
- Customers rated D would not be eligible for financing. If the finance supports National or Energy Security[4], we may escalate to the appropriate governance committee for review.

Preliminary CTP assessment of new or renewed lending or bond facilitation (facilities)

Rating	Action if new / renewed facilities are requested	% of customers assessed[5]
A	**Accept** & monitor customer CTP execution.	55
B	**Accept** & engage to encourage further development of CTP	36
C	**Escalate** to governance committee. New/renewed facilities may be declined.	0
D	**Decline** new/renewed facilities	9

1 Refer to the Appendix of our 2025 Sustainability Report for details of the methodologies for estimating our emissions. 2 Prior year baseline and progress for Residential Real Estate target are as at 31 August, and as at 30 September for FY24. Baselines: Commercial and Residential Real Estate – 2022; Aluminium – 2023; all other financed emissions – 2021.. 3 Prior year numbers restated for Australia and New Zealand Agriculture targets, refer to our 2025 Sustainability Report for details. 4 Customers within the oil and gas, metallurgical coal mining, and coal-fired power generation sectors. See our Sustainability Customer Requirements for more information including definitions for National or Energy Security. 5 Percentage of customers assessed in advance of their request for new/renewed corporate lending or bond facilitation.

110 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

CLIMATE-RELATED OPPORTUNITIES AND TARGETS

SUSTAINABILITY

Our **Sustainable Finance Framework** defines how we classify sustainable finance transactions as Green, Transition, Social or Sustainability. We also have 2030 targets for lending and bond facilitation.

LENDING (TCE[1] $BN)


55.0
+37%
39.4
28.7
19.1
Sep-23
Sep-24
Sep-25
Sep-30
Lending
Target

LENDING BY SECTOR (SEP-25 %)


New Zealand (non-Agri)
8%
Power Generation
20%
New Zealand (Agri)
9%
Transport
4%
Other
Labelled
Lending
15%
$39.4bn
Commercial
Real Estate
14%
4%
Education
2%
24%
Healthcare
Australian Mortgages

BOND FACILITATION[2] (CUMULATIVE $BN)


40
22.3
15.9
9.9
4.9
Sep-22
Sep-23
Sep-24
Sep-25
Sep-30
Bond facilitation
Target

BOND FACILITATION BY COUNTRY (%)


New Zealand
32%
$22.3bn
68%
Australia

Sustainable finance highlights

- 89.2% of our electricity sector lending to renewables.
- Coordinating Arranger and Bookrunner for AirTrunk's SYD1 and SYD2 term loan financing, supporting biodiversity, conservation and disaster relief, delivered through its social impact program.
- Joint Sustainability Coordinator for Bluecurrent's NZ$2.5bn Green Loan supporting smart electricity and water metering across Australasia.
- Sustainability Coordinator and Lead Manager for Auckland Council's first Sustainability-Linked Bond. Auckland Council is targeting to plant one million native forest stems by 2027.
- Ranked #1 in the 2025 NZ Sustainable Bond League Table[4].

Other climate-related opportunities (Sep-25)[3]

- $63.4m for EV/Hybrid vehicles loans in Australia.
- $182.4m for the Greater Choices home loan and EV loan in New Zealand.

1 Total committed exposure (TCE) or balance (for residential mortgages) at 30 Sept. TCE is the sum of loan balance and other committed facilities. For this purpose, TCE must meet the requirements of our Sustainable Finance Framework, and so excludes pre settlement risk, secondary market trading and the underwriting of facilities. 2 Bond facilitation target and progress is measured as the cumulative sum of our proportionate share of qualifying bonds facilitated from 1 Oct-21. Prior years are restated following data quality reviews which identified additional bonds not previously included. 3 Includes loans that have not been assessed under our SFF. 4 KangaNews, 2025 NZ Sustainable Bond – All Issuers – Incl Self-led Deals League Table at 30 Sep-25.

111 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

ECONOMICS

AUSTRALIAN AND NEW ZEALAND ECONOMIC FORECASTS – (%) AS AT 31 OCT 2025 113 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Key economic indicators 1 Year average growth rates. 2 Through the year growth rates. Key economic indicators Private sector credit growth (% Ann) Sources: RBA, Statistics NZ, Westpac Economics. 1 Year average growth rates. 2 Through the year growth rates. ECONOMICS Sources: RBA, Westpac Economics. Sources: IMF, RBA, Statistics NZ, Westpac Economics 2024 2025 Calendar Years Q2 Q3 Q4 Q1E Q2F Q3F Q4F 2024 2025F 2026F 2027F World GDP1 - - - - - - - 3.3 3.2 3.1 3.2 Australia GDP2 0.9 0.8 1.3 1.4 1.8 2.1 2.1 1.3 2.1 2.4 2.6 Unemployment – end period 4.0 4.1 4.0 4.1 4.2 4.3 4.4 4.0 4.4 4.5 4.5 CPI headline – year end 3.8 2.8 2.4 2.4 2.1 3.2 3.7 2.4 3.7 2.7 2.6 Interest rates – cash rate 4.35 4.35 4.35 4.10 3.85 3.60 3.60 4.35 3.60 3.10 3.10 New Zealand GDP2 -0.5 -1.7 -1.4 -0.6 -0.6 0.8 1.2 -1.4 1.2 3.0 3.4 Unemployment – end period 4.7 4.9 5.1 5.1 5.2 5.3 5.4 5.1 5.4 4.9 4.3 Consumer prices 3.3 2.2 2.2 2.5 2.7 3.0 2.9 2.2 2.9 2.3 2.1 Interest rates – official cash rate 5.50 5.25 4.25 3.75 3.25 3.00 2.25 4.25 2.25 2.50 3.50 2024 2025F 2026F 2027F Australia Credit growth Total – year end 6.5 7.3 6.5 5.8 Housing – year end 5.5 6.6 6.5 5.6 Business – year end 8.9 9.0 7.2 6.6 New Zealand Credit growth Total – year end 3.1 4.2 5.0 4.9 Housing – year end 3.8 5.7 6.3 5.7 Business – year end 2.1 1.9 2.6 3.4 -8 -4 0 4 8 12 16 Sep-11 Sep-13 Sep-15 Sep-17 Sep-19 Sep-21 Sep-23 Sep-25 Total credit Australia Housing Australia Business Australia Total credit New Zealand Westpac f’casts % ann

Macro-prudential measures 2019 election COVID-19 ‘Delta’ Macro-prudential measures AUSTRALIAN HOUSING MARKET – PRICES UPTURN MODERATES 114 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Dwelling prices (3mth annualised) Dwelling prices (%) – (to September 2025) Dwelling prices (annual %) dwelling prices (%, 3 month annualised) ECONOMICS * Average last 10yrs. Sources: CoreLogic, Westpac Economics Sources: CoreLogic, Westpac Economics Capital city Avg* 2022 2023 2024 2025F 2026F Sydney 5.4 -11.4 11.3 2.7 5 8 Melbourne 4.1 -7.1 4.2 -2.1 4 10 Brisbane 6.7 -1.9 13.5 11.4 7 8 Perth 4.4 4.2 16.2 18.4 8 8 Australia 5.3 -6.6 10.1 5.1 6 9 Capital city Pop’n Last 3 mths Last 12 mths Last 5 years Sydney 5.6m Up 2.1% Up 3.0% Up 37.9% Melbourne 5.4m Up 1.0% Up 1.9% Up 17.5% Brisbane 2.8m Up 3.5% Up 8.8% Up 80.1% Perth 2.4m Up 4.0% Up 7.5% Up 82.7% -20 -15 -10 -5 0 5 10 15 20 25 30 35 40 Sep-17 Sep-18 Sep-19 Sep-20 Sep-21 Sep-22 Sep-23 Sep-24 Sep-25 % rate cuts rate hikes Sources: CoreLogic, Westpac Economics

-20 -10 0 10 20 30 40 0 500 1000 1500 2000 2500 3000 2010 2012 2014 2016 2018 2020 2022 2024 2026 Annual growth (right axis) Level (left axis) NEW ZEALAND HOUSING MARKET – ACTIVITY HAS STABILISED, STILL SUBDUED 115 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Monthly house sales and prices (% Yr) -20 -10 0 10 20 30 40 0 2,000 4,000 6,000 8,000 10,000 12,000 14,000 2004 2007 2010 2013 2016 2019 2022 2025 Sales %YR Sales (lhs) House prices (rhs) Dwelling prices (index) 750 1250 1750 2250 2750 750 1250 1750 2250 2750 2007 2009 2011 2013 2015 2017 2019 2021 2023 2025 Auckland Canterbury Wellington Other regions Index Index Dwelling Prices Dwelling prices (%) – (to Aug-25) Capital city Pop’n Last 3 mths Last 12 mths Last 5 years Auckland 1.8m Down 1% Down 1% Up 4% Wellington 0.5m Down 1% Down 3% Up 1% Canterbury 0.7m Up 1% Up 3% Up 42% Nationwide 5.3m Flat Flat Up 15% Sources: REINZ, Westpac Economics ECONOMICS Sources: REINZ, Westpac Economics. Source: REINZ Forecast (Annual %) Ave. past 10 years 2022 2023 2024 2025F 2026F Nationwide 7% -13% -1% -1% +1% +5% %YR Index = 1000 in 2010 Sources: REINZ, Westpac Economics Westpac forecasts

-15 -11 -7 -3 1 5 9 13 Apr-19 Oct-19 Apr-20 Oct-20 Apr-21 Oct-21 Apr-22 Oct-22 Apr-23 Oct-23 Apr-24 Oct-24 Apr-25 Real Household Disposable Income %yr Real Household Consumption %yr CONSUMER INCOME & SPEND1 116 Real household disposable incomes and consumption are recovering State contribution to annual change in buffers (4) (2) - 2 Sep-22 Mar-23 Sep-23 Mar-24 Sep-24 Mar-25 Sep-25 NSW/ACT VIC/TAS SA/NT QLD WA Total (no. of months) No. months % 1 Source: Westpac DataX, Westpac Economics, ABS. 2 Mortgage holders only. Ratio of savings balance to essential expenses. Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

2022 2023 2024 2025 85 90 95 100 105 Mar-20 Sep-20 Mar-21 Sep-21 Mar-22 Sep-22 Mar-23 Sep-23 Mar-24 Sep-24 Mar-25 Sep-25 Commercial SME -5.0 -2.5 0.0 2.5 5.0 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Expenses Income Total Index: March 2020 = 100, including debt servicing BUSINESS CUSTOMER CASHFLOW CONDITIONS IMPROVING 117 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Cashflow trends 1 Source: Westpac Economics, Macrobond. Cashflow gauge (income to expense) Commercial continues to improve faster than SME’s The share of SME’s with improving cashflow conditions is increasing Excluding debt servicing payments, contribution to quarterly % change Improvement in income to expense ratio Deterioration in income to expense ratio

APPENDIX

APPENDIX 1: NET PROFIT1 119 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack $m 2H24 1H25 2H25 Change 1H25 – 2H25 (%) Net interest income 9,565 9,569 9,904 4 Non-interest income 1,382 1,424 1,567 10 Net operating income 10,947 10,993 11,471 4 Expenses (5,549) (5,698) (6,218) 9 Pre-provision profit 5,398 5,295 5,253 (1) Impairment charges (175) (250) (174) (30) Tax and non-controlling interests (NCI) (1,616) (1,588) (1,564) (2) Net profit 3,607 3,457 3,515 2 1 For further information refer to Westpac’s 2025 Full Year Financial Results. APPENDIX

Impaired exposures Includes exposures that have deteriorated to the point where full collection of interest and principal is in doubt, based on an assessment of the customer’s outlook, cash flow, and the net realisation of value of assets to which recourse is held: • Facilities 90 days or more past due, and full recovery is in doubt: exposures where contractual payments are 90 or more days in arrears and the net realisable value of assets to which recourse is held may not be sufficient to allow full collection of interest and principal, including overdrafts or other revolving facilities that remain continuously outside approved limits by material amounts for 90 or more calendar days; • Non-accrual facilities: exposures with individually assessed impairment provisions held against them, excluding restructured loans; • Restructured facilities: exposures where the original contractual terms have been formally modified to provide for concessions of interest or principal for reasons related to the financial difficulties of the customer; • Other assets acquired through security enforcement (includes other real estate owned): includes the value of any other assets acquired as full or partial settlement of outstanding obligations through the enforcement of security arrangements; or • Any other facilities where the full collection of interest and principal is in doubt. Stressed exposures Watchlist and substandard, non-performing not impaired, and impaired exposures Total committed exposures (TCE) Represents the sum of the committed portion of direct lending (including funds placement overall and deposits placed), contingent and pre-settlement risk plus the committed portion of secondary market trading and underwriting risk Watchlist and substandard Loan facilities where customers are experiencing operating weakness and financial difficulty but are not expected to incur loss of interest or principal APPENDIX 2: DEFINITIONS – CREDIT QUALITY 120 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack APPENDIX <90 days past due Includes facilities less than 90 days past due and those credit exposures, that are in default, but where it is expected that the full value of principal and accrued interest can be collected, generally by reference to the value of security held 90+ days past due Includes facilities 90 days or more past due, and those credit exposures that are in default, but where it is expected that the full value of principal and accrued interest can be collected, generally by reference to the value of security held Provision for expected credit losses Expected credit losses (ECL) are a probability-weighted estimate of the cash shortfalls expected to result from defaults over the relevant time frame. They are determined by evaluating a range of possible outcomes and taking into account the time value of money, past events, current conditions and forecasts of future economic conditions Collectively assessed provisions (CAP) CAP for ECL under AASB 9 represent the ECL which is collectively assessed in pools of similar assets with similar risk characteristics. This incorporates forward looking information and does not require an actual loss event to have occurred for an impairment provision to be recognised Individually assessed provisions (IAP) Provisions raised for losses on loans that are known to be impaired and are assessed on an individual basis. The estimated losses on these impaired loans is based on expected future cash flows discounted to their present value and, as this discount unwinds, interest will be recognised in the income statement Stage 1: 12 months ECL – performing For financial assets where there has been no significant increase in credit risk since origination a provision for 12 months ECL is recognised. Interest revenue is calculated on the gross carrying amount of the financial asset Stage 2: Lifetime ECL – performing For financial assets where there has been a significant increase in credit risk since origination but where the asset is still performing a provision for lifetime ECL is recognised. Interest revenue is calculated on the gross carrying amount of the financial asset Stage 3 Lifetime ECL – non-performing For financial assets that are non-performing a provision for lifetime ECL is recognised. Interest revenue is calculated on the carrying amount net of the provision for ECL rather than the gross carrying amount

Segments Consumer Consumer provides banking products and services, including mortgages, credit cards, personal loans, and savings and deposit products to Australian retail customers Business and Wealth Business and Wealth serves the banking and wealth needs of Australian customers, including small business, Agribusiness and Commercial businesses WIB Westpac Institutional Bank (WIB) provides a broad range of financial products and services to corporate, institutional and government customers Westpac NZ Westpac New Zealand provides banking, wealth and insurance products and services for consumer, business and institutional customers in New Zealand Earnings drivers Average interest-earning assets (AIEA) The average balance of assets held by the Group that generate interest income. Where possible, daily balances are used to calculate the average balance Net interest margin Calculated by dividing net interest income by average interest-earning assets (annualised where applicable) Core net interest margin Calculated by dividing net interest income excluding Notable Items and Treasury & Markets by average interest-earning assets (annualised where applicable) Pre-provision profit Net operating income less operating expenses NCI Non-controlling interests Full-time equivalent employees (FTE) A calculation based on the number of hours worked by full and part-time employees as part of their normal duties. For example, the full-time equivalent of one FTE is 76 hours paid work per fortnight Capital and liquidity Capital ratios As defined by APRA (unless stated otherwise) Committed liquidity facility (CLF) The RBA makes available to Australian Authorised Deposit-taking Institutions (ADIs) a CLF that, subject to qualifying conditions, can be accessed to meet LCR requirements under APS210 Liquidity. APRA announced in September 2021 that ADIs subject to the LCR should reduce their CLF usage to zero by 1 January 2023 High quality liquid assets (HQLA) Assets which meet APRA’s criteria for inclusion as HQLA in the numerator of the LCR Internationally comparable ratios Internationally comparable regulatory capital ratios are Westpac’s estimated ratios after adjusting the capital ratios determined under APRA Basel III regulations for various items. Analysis aligns with the APRA study titled “International capital comparison study” dated 13 July 2015 Leverage ratio As defined by APRA (unless stated otherwise). Tier 1 capital divided by ‘exposure measure’ and expressed as a percentage. ‘Exposure measure’ is the sum of on-balance sheet exposures, derivative exposures, securities financing transaction exposures and other off-balance sheet exposures Liquidity coverage ratio (LCR) An APRA requirement to maintain an adequate level of unencumbered high quality liquid assets, to meet liquidity needs for a 30 calendar day period under an APRA-defined severe stress scenario. Absent a situation of financial stress, the value of the LCR must not be less than 100%. LCR is calculated as the percentage ratio of stock of HQLA and CLF over the total net cash out-flows in a modelled 30 day defined stressed scenario Net stable funding ratio (NSFR) The NSFR is defined as the ratio of the amount of available stable funding (ASF) to the amount of required stable funding (RSF) defined by APRA. The amount of ASF is the portion of an ADI’s capital and liabilities expected to be a reliable source of funds over a one year time horizon. The amount of RSF is a function of the liquidity characteristics and residual maturities of an ADI’s assets and off-balance sheet activities. ADI’s must maintain an NSFR of at least 100% Risk weighted assets (RWA) Assets (both on and off-balance sheet) are risk weighted according to each asset’s inherent potential for default and what the likely losses would be in case of default. In the case of non-asset-backed risks (ie. market and operational risk), RWA is determined by multiplying the capital requirements for those risks by 12.5 APPENDIX 2: DEFINITIONS – SEGMENTS, EARNINGS DRIVERS, CAPITAL AND LIQUIDITY 121 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

Digital Digitally active Australia: Consumer and business customers who have had an authenticated session (including Quickzone) on Westpac Group digital banking platforms in the prior 30 days New Zealand: Customers that have logged into the Westpac NZ digital banking platform at least once in the prior 90 days Digital sales The percentage of quality sales that were digitally initiated in a 12-week period (percentage against the count of all quality sales in that 12-week period) Digital transactions Digital transactions including all payment transactions (Transfer Funds, Pay Anyone and BPAY) within Westpac Live and Compass, excl. Corporate Online and Business Banking online Mobile Wallet Payments Count of transactions that use a digital card via apple pay, fitbit pay, garmin pay, google pay and samsung pay products. Main Financial Institution MFI share MFI share results are based on the number of customers who have a Main Financial Institution (MFI) relationship with an institution, as a proportion of the number of customers that have a MFI relationship with any institution Consumer MFI share Source: Roy Morgan Single Source, September 2024, March 2025 and September 2025 6MMA. MFI Banking Group customers Business MFI share Source: RFI Global, September 2024, March 2025 and September 2025 6MMA. MFI Banking Group customers Net Promoter Score Net Promoter Score or NPS® Net Promoter® Score measures the net likelihood of recommendation to others of the customer’s main financial institution for retail or business banking. Net Promoter®, NPS®, NPS Prism®, and the NPS-related emoticons are registered trademarks of Bain & Company, Inc., NICE Systems, Inc., and Fred Reichheld. Net Promoter ScoreSM and Net Promoter SystemSM are service marks of Bain & Company, Inc., NICE Systems, Inc., and Fred Reichheld. Using an 11-point numerical scale where 10 is ‘Extremely likely’ and 0 is ‘Not at all likely’, Net Promoter Score is calculated by subtracting the percentage of Detractors (0-6) from the percentage of Promoters (9-10). NPS – Consumer Source: RFI Consumer Atlas, September 2023 – September 2025, 6MMA. MFI customers. Mortgage Product NPS Source: 5D Strategic NPS Program, September 2023 – September 2025, 6MMA, Westpac AFI mortgage customers. Mortgage Product NPS measures the net likelihood of recommendation to others of the mortgage product via 1st party (direct with the provider), or 3rd party (through a broker). Channel NPS Source: 5D Strategic NPS Program, September 2025, 6MMA, Westpac MFI customers who have used the channel in the last 4 weeks. NPS – Business Source: RFI Business Atlas, September 2023 – September 2025, 6MMA. MFI businesses. Business includes Small Business, SME (12MMA) and Commercial customers, weighted by numbers of businesses in each segment. NPS Rank The ranking refers to Westpac’s position relative to the other three major Australian banks (ANZ, CBA and NAB). Regional Brands St.George Bank, Bank of Melbourne and BankSA. APPENDIX 2: DEFINITIONS – DIGITAL, MAIN FINANCIAL INSTITUTION, AND NET PROMOTER SCORE 122 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

Net promoter score Relationship Management - Corporate (Westpac NZ) Source: Business Finance Monitor (BFM) conducted by research agency Kantar, ongoing online and phone survey among business owners and financial decision makers in businesses with an annual gross turnover of $5 million - $150 million. Percentage of respondents who have contact at least once a month with a specific named account manager or relationship manager at their main business bank and gave an 8-10 rating when asked to rate their main business bank’s performance via their ‘specific named contact (i.e. account manager or relationship manager)’. Scale is from 1 to 10 where 1= Poor and 10=Perfect Relationship Management - SME (Westpac NZ) Source: NZ SME Market Monitor conducted by research agency RFI Global, quarterly online survey among business owners and financial decision makers in businesses with an annual gross turnover of $30,000 - $5 million. Percentage of respondents who have a dedicated Relationship Manager with their main business bank and gave an 8-10 rating when asked how satisfied they are with the experience with their Relationship Manager. Scale is from 0 to 10 where 0= Not at all satisfied and 10=Extremely satisfied Relationship Management -Institutional (Westpac NZ) Source: Coalition Greenwich 2025 Voice of Client NZ Large Corporate Relationship Banking Study Active customers Digitally active customers (Westpac NZ) New Zealand customers that have logged into the Westpac NZ digital banking platform at least once in the prior 90 days Active customers (Westpac NZ) New Zealand customers who satisfy one or more of the following criteria: (i) Have an income-generating product ‘in force’ (ii) Have made a customer-initiated financial transaction in the past 6 months on an account-based product and/or (iii) Have a balance of more than NZ$400 across current or savings accounts APPENDIX 2: DEFINITIONS – NEW ZEALAND 123 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack

INVESTOR RELATIONS TEAM – CONTACT US 124 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack Contact us INVESTOR RELATIONS CONTACT SHARE REGISTRY CONTACT For all shareholding enquiries relating to: • Address details and communication preferences • Updating bank account details, and participation in the dividend reinvestment plan For all matters relating to Westpac’s strategy, performance and results 1800 804 255 westpac@cm.mpmas.mufg.com au.investorcentre.mpms.mufg.com +61 2 9178 2977 investorrelations@westpac.com.au westpac.com.au/investorcentre Lucy Wilson Head of Corporate Reporting and ESG Catherine Garcia Head of Investor Relations, Institutional Arthur Petratos Manager, Shareholder Services Laura Babaic Graduate, Investor Relations Jacqueline Boddy Head of Debt Investor Relations Justin McCarthy General Manager, Investor Relations James Wibberley Manager, Investor Relations Nathan Fontyne Senior Analyst, Investor Relations

DISCLAIMER 125 Westpac Group 2025 Full Year Results Presentation & Investor Discussion Pack The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (Westpac) and its activities. The information is supplied in summary form and is therefore not necessarily complete. It is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. This presentation contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the US Securities Exchange Act of 1934. Forward-looking statements are statements that are not historical facts. Forward-looking statements appear in a number of places in this presentation and include statements regarding our current intent, belief or expectations with respect to our business and operations, macro and micro economic and market conditions, results of operations and financial condition, capital adequacy, liquidity and risk management, including, without limitation, future loan loss provisions and financial support to certain borrowers, forecasted economic indicators and performance metric outcomes, indicative drivers, climate- and other sustainability-related statements, commitments, targets, projections and metrics, and other estimated and proxy data. We use words such as ‘will’, ‘may’, ‘expect’, ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘estimate’, ‘anticipate’, ‘believe’, ‘probability’, ‘indicative’, ‘risk’, ‘aim’, ‘outlook’, ‘forecast’, ‘f’cast’, ‘f’, ‘assumption’, ‘projection’, ‘target’, ‘goal’, ‘guidance’, ‘ambition’, ‘objective’ or other similar words to identify forward-looking statements, or otherwise identify forward-looking statements. These forward-looking statements reflect our current views on future events and are subject to change, certain known and unknown risks, uncertainties and assumptions and other factors which are, in many instances, beyond our control (and the control of our officers, employees, agents and advisors), and have been made based on management’s and/or the board’s current expectations or beliefs concerning future developments and their potential effect upon us. Forward-looking statements may also be made, verbally or in writing, by members of Westpac’s management or Board in connection with this presentation. Such statements are subject to the same limitations, uncertainties, assumptions and disclaimers set out in this presentation. There can be no assurance that future developments or performance will align with our expectations or that the effect of future developments on us will be those anticipated. Actual results could differ materially from those we expect or which are expressed or implied in forward-looking statements, depending on various factors including, but not limited to, those described in the sections titled ‘Our Operating Environment’ and ‘Risk Management' in our 2025 Annual Report as well as the 2025 Risk Factors document available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. Except as required by law, we assume no obligation to revise or update any forward-looking statements contained in this presentation, whether from new information, future events, conditions or otherwise, after the date of this presentation. We also make statements about our processes and policies (including what they are designed to do) as well as the availability of our systems or product features. Systems, processes and product features can be subject to disruption, and may not always work as intended, so these statements are limited by the factors described in the section titled ‘Risk Management’ in our 2025 Annual Report as well as the 2025 Risk Factors. Further important information regarding climate change and sustainability-related statements This presentation contains forward-looking statements and other representations relating to environment, social and governance (ESG) topics, including but not limited to climate change, net-zero, climate resilience, natural capital, emissions intensity, human rights and other sustainability related statements, commitments, targets, projections, scenarios, risk and opportunity assessments, pathways, forecasts, estimated projections and other proxy data. These are subject to known and unknown risks, and there are significant uncertainties, limitations, risks and assumptions in the metrics and modelling on which these statements rely. In particular, the metrics, methodologies and data relating to climate and sustainability are rapidly evolving and maturing, including variations in approaches and common standards in estimating and calculating emissions, and uncertainty around future climate and sustainability related policy and legislation. There are inherent limits in the current scientific understanding of climate change and its impacts. Some material contained in this presentation may include information including, without limitation, methodologies, modelling, scenarios, reports, benchmarks, tools and data, derived from publicly available or government or industry sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of such information. There is a risk that the estimates, judgements, assumptions, views, models, scenarios or projections used by Westpac may turn out to be incorrect. These risks may cause actual outcomes, including the ability to meet commitments and targets, to differ materially from those expressed or implied in this presentation. The climate and sustainability related forward-looking statements made in this presentation are not guarantees or predictions of future performance and Westpac gives no representation, warranty or assurance (including as to the quality, accuracy or completeness of these statements), nor guarantee that the occurrence of the events expressed or implied in any forward-looking statement will occur. There are usually differences between forecast and actual results because events and actual circumstances frequently do not occur as forecast and these differences may be material. Westpac will continue to review and develop its approach to ESG as this subject area matures DISCLAIMER